UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CORTEVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORTEVA™
agriscience

KEEP GROWING.

2021 PROXY STATEMENT
& Notice of Annual Meeting

974 Centre Road

Wilmington, DE 19805

March 26, 2021

LETTER FROM CHAIRMAN

AND CHIEF EXECUTIVE OFFICER

Dear Investor:

On behalf of the Board of Directors (the “Board”), we invite you to attend the Annual Stockholder Meeting of Corteva, Inc. (“Annual Meeting”), which will be held on May 7, 2021 at 10:00 a.m. Eastern Daylight Time. Please see instructions below regarding how to attend and vote your shares.

Our Plan Is Working

Since Corteva was launched as a leading global agriculture company in June 2019, our strategy has focused on delivering value to our stockholders by generating advanced innovations for growers through our industry-leading pipeline, leveraging our unparalleled route-to-market, enhancing our product mix, advancing cost and productivity actions, and maintaining a balanced approach to capital allocation. Our strong results for the fourth quarter and the full year 2020 demonstrate that our plan is working. We know we have more work to do and 2021 is the year we expect our top line and cost initiatives will accelerate their impact on earnings, and put us fully on-track to achieve mid-term targets.

Sustainability is Our Foundation

As an agriculture company, our innovation on behalf of customers and our commitment to help them do more with less is the foundation of our ability to deliver long-term value for our stockholders and help sustain the planet. We are proud to contribute concretely to the many communities where we operate and to dedicate our scientific resources to generating a safe, secure food supply now and for the future.

These commitments were uniquely challenged in 2020 by the impact of the COVID-19 pandemic. Our team rapidly implemented comprehensive plans to keep our people, customers, and communities safe and healthy and our supply chains running smoothly. Our full year results demonstrate the success of these efforts.

Active Engagement

We believe it is essential to engage with all our stakeholders to assure that a mix of perspectives helps guide our value creation strategy. In 2020, members of our management team as well as members of our Board engaged in constructive dialogue with stockholders representing 49% of the Company’s outstanding common stock to hear their perspectives on the Company’s business strategy, corporate governance policies, sustainability initiatives, human capital management, and compensation practices.

Your Highly Qualified Board of Directors

Your Board is recommending for election at this year’s Annual Meeting a slate of highly, qualified directors. Each of these individuals has been carefully vetted to assure the right mix of expertise, experience, and perspective to provide the best possible oversight and guidance for the strategic direction of the Company. With this Annual Meeting, Dr. Robert Brown, Lois Juliber, and Lee M. Thomas will each retire and not stand for re-election. We will miss their insight, experience, and their extraordinary dedication to our Board and stockholders’ interests. As we continue to refresh our Board, we expect our director nominees to likewise continue their legacy of extraordinary dedication to your interests.

Instructions

Consistent with our core value to “Live Safely”, we intend to hold our Annual Meeting virtually to do our part to reduce the spread of COVID-19 and maximize your ability to participate in these challenging circumstances. Our virtual meeting will have provisions for a question and answer period to assure the opportunity for stockholders to be heard. We continue to monitor developments with respect to COVID-19, and remain committed to our stockholders, customers, and above all the safety and health of our employees during these unprecedented circumstances.

For those who cannot attend the Annual Meeting, we plan to continue our stockholder engagement efforts throughout the year and continue to make available on the Investor Relations section of our website a variety of information for investors. This will allow those who cannot attend the meeting to continue to hear Corteva executives discuss our results, plans, and responses to significant events.

On behalf of the Board and management, we thank you for your continued investment in Corteva and we look forward to continuing to serve your best interests.

Sincerely,

Gregory R. Page Chair of Board	James C. Collins, Jr. Chief Executive Officer and Director

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

At the 2021 Annual Meeting of Stockholders (the “2021 Meeting”), stockholders will vote on the following matters either by proxy or in person:

Date: May 7, 2021 Time: 10:00 a.m. Eastern Daylight Time Location: Virtually at – www.virtualshareholdermeeting.com/CTVA2021

Agenda:

1.  The election of 13 directors. The 13 nominees recommended by the Board of Directors are identified in the proxy statement.

2.  Advisory resolution to approve the compensation of the Company’s named executive officers.

3.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

4.  Transaction of any other business as may properly come before the 2021 Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the 2021 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET Follow the instructions on your enclosed proxy card	BY PHONE Follow the instructions on your enclosed proxy card	BY MAIL Use the postage-paid envelope provided

The Board of Directors of Corteva, Inc. (the “Board”) has set the close of business on March 16, 2021, as the record date for determining stockholders who are entitled to receive notice of the 2021 Meeting and to vote.

Proof of stock ownership is necessary to attend the 2021 Meeting. The 2021 Meeting will be a completely virtual meeting with no physical meeting location. Please see page 3 of the Proxy Statement for more information on attending virtually.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding the availability of proxy material and instructions on how to access those materials were mailed to certain stockholders of record on or about March 26, 2021 (the “Notice”). These instructions include how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company the opportunity to deliver proxy materials to stockholders in a lower cost, more environmentally sound manner.

Thank you for your continued support and your interest in Corteva, Inc.

Cornel B. Fuerer

Senior Vice President, General Counsel and Secretary

March 26, 2021

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2021 by visiting www.investordelivery.com

Cautionary Statement About Forward-Looking Statements

This proxy statement contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “guidance”, “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, sustainability targets, strategies, and initiatives, product development, regulatory approvals, market position, liquidity, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DowDuPont, Inc., are forward-looking statements.

Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of Corteva’s products; (ii) failure to successfully develop and commercialize Corteva’s pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (iv) effect of changes in agricultural and related policies of governments and international organizations; (v) effect of competition and consolidation in Corteva’s industry; (vi) effect of competition from manufacturers of generic products; (vii) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (viii) effect of climate change and unpredictable seasonal and weather factors; (ix) risks related to oil and commodity markets; (x) a competitor’s establishment of an intermediary platform for distribution of Corteva’s products; (xi) impact of Corteva’s dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xii) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems; (xiii) effect of volatility in Corteva’s input costs; (xiv) failure to realize the anticipated benefits of the internal reorganizations taken by DowDuPont Inc. in connection with the spin-off of Corteva and other cost savings initiatives; (xv) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xvi) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xvii) increases in pension and other post-employment benefit plan funding obligations; (xviii) risks related to the indemnification obligations of legacy EID liabilities in connection with the separation of Corteva; (xix) effect of compliance with laws and requirements and adverse judgments on litigation; (xx) risks related to Corteva’s global operations; (xxi) failure to effectively manage acquisitions, divestitures, alliances and other portfolio actions; (xxii) risks related to COVID-19; (xxiii) risks related to activist stockholders; (xxiv) failure to enforce Corteva’s intellectual property rights or defend against intellectual property claims asserted by others; (xxv) effect of counterfeit products; (xxvi) Corteva’s dependence on intellectual property cross-license agreements; and (xxvii) other risks related to the separation from DowDuPont, Inc.

Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in Part I, Item 1A of Corteva’s Annual Report on Form 10-K, as may be modified by subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K.

Our Website

No portion of the Company’s website, or the materials contained on it, have been made part of this proxy statement or our Annual Report on Form 10-K. Nor are any such portion of the Company’s website, or materials contained on it incorporated herein by reference, unless such incorporation is specifically mentioned herein.

2021 Annual Meeting of Stockholders

Corteva, Inc.

Corteva 2021 Proxy Statement  |  1

PROXY STATEMENT SUMMARY

Annual Meeting of Stockholders

Date and Time	Place	Record Date
May 7, 2021 10:00 a.m. Eastern Daylight Time	Virtually at: www.virtualshareholdermeeting.com/CTVA2021	March 16, 2021

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page
1:	ELECTION OF DIRECTORS	FOR ALL BOARD NOMINEES	18
2:	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	FOR	55
3:	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	56

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Corteva 2021 Proxy Statement  |  i

PROXY STATEMENT SUMMARY

Corteva’s Background

Corteva is a U.S. based, pure-play agriculture company that provides farmers around the world the most complete portfolio in the industry — leveraging its global scale and comprehensive routes to market to deliver innovative agriculture solutions to its farmer customers and contribute to a sustainable global agricultural system. The Company is ideally equipped to solve farmers’ productivity challenges through its balanced and diverse portfolio of seed, crop protection, and digital offerings. Corteva leverages the power of its multi-channel, multi-brand distribution, superior product pipeline, and unmatched customer relationships to deliver above-market organic sales growth, while taking actions across the organization to drive margin expansion and increase operating efficiency. At the same time, the Company maintains a disciplined approach to capital allocation, balancing its investment in ongoing growth initiatives with enhancing the return of capital to stockholders.

During 2020, which was Corteva’s first full year operating as a standalone entity following its separation from DowDuPont, Inc. in June 2019, our Total Shareholder Return (“TSR”)1 was 33.5%, outperforming the S&P 500 over the same period by approximately fifteen percentage points. Corteva’s agriculture solutions are available in approximately 140 countries around the world. Total worldwide employment at December 31, 2020 was about 21,000 people.

[1]	TSR is calculated using the volume weighted average price at January 1, 2020 through December 31, 2020 with dividends reinvested.

ii  |  Corteva 2021 Proxy Statement

PROXY STATEMENT SUMMARY

Director Nominees

You are being asked to vote on the election of 13 directors: Lamberto Andreotti; James C. Collins, Jr.; Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Karen H. Grimes; Michael O. Johanns; Rebecca B. Liebert; Marcos M. Lutz; Nayaki Nayyar; Gregory R. Page; Kerry J. Preete; and Patrick J. Ward. All directors are elected annually. Detailed information about the Board nominees’ background, skills, diversity, and expertise can be found in Agenda Item 1: Election of Directors.

Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Sustainability, Safety & Innovation Committee	Other Current Public Boards
(As of the date of the Proxy)
Lamberto Andreotti Age 70 Retired Chair & Chief Executive Officer, Bristol-Myers Squibb	🌑			🌑C	🌑	1
James C. Collins, Jr. Age 58 Chief Executive Officer, Corteva, Inc.						0
Klaus A. Engel, Ph.D. Age 64 Retired Chief Executive Officer, Evonik Industries	🌑	🌑	🌑			0
David C. Everitt Age 68 Retired Agricultural & Turf Division President, Deere & Company	🌑		🌑		🌑	3
Janet P. Giesselman Age 66 Retired President and General Manager, Dow Oil & Gas	🌑		🌑		🌑	4
Karen H. Grimes Age 64 Retired Senior Managing Director & Partner, Wellington Management	🌑	🌑		🌑		2
Michael O. Johanns Age 70 Retired U.S. Senator and U.S. Secretary of Agriculture	🌑		🌑		🌑	1
Rebecca B. Liebert, Ph.D. Age 53 Executive Vice President, PPG Industries, Inc.	🌑			🌑	🌑C	0
Marcos M. Lutz Age 51 Retired Chief Executive Officer, Cosan Limited	🌑	🌑		🌑		1
Nayaki Nayyar Age 50 Executive Vice President & Chief Product Officer at Ivanti, Inc.	🌑	🌑	🌑			1
Gregory R. Page Age 69 Retired Chair & Chief Executive Officer, Cargill, Incorporated	🌑	🌑	🌑C			3
Kerry J. Preete Age 60 Retired EVP & Chief Strategy Officer, Monsanto Company	🌑			🌑	🌑	2
Patrick J. Ward Age 57 Retired Chief Financial Officer, Cummins Inc.	🌑	🌑C		🌑		0

C = Chair

Corteva 2021 Proxy Statement  |  iii

PROXY STATEMENT SUMMARY

The table below sets forth key metrics regarding our director nominee slate and the results of our Board’s ongoing refreshment priorities.

Independence 92%	Average Tenure 1.3 years	Average Age 62 years	Gender Diversity 31%	Ethnic/Racial Diversity 15%	Non-U.S. Born 38%

Corporate Governance Best Practices

As part of Corteva’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized below, are described in more detail beginning on page 4 of the Proxy Statement and on the Company’s website at www.investors.corteva.com/corporate-governance.

Board Independence	Director Elections	Board Practices	Stock Ownership Requirements	Stockholder Rights
12 of 13 Director nominees are independent Independent Board Committees	Annual Board elections Director elections by a majority of votes cast Directors not elected by a majority of votes cast are subject to the Company’s resignation policy	Independent Director executive sessions Annual Board, Committee, and individual director evaluations Director orientation and education

Non-employee

directors are required to hold equity compensation until retirement

5 times their annual cash retainer within 5 years

Executives and directors

prohibited from hedging or pledging

Company stock

Stockholder right to call special meetings (25% ownership threshold) No super-majority stockholder voting requirements Eligible stockholders are able to nominate directors through proxy access

iv  |  Corteva 2021 Proxy Statement

PROXY STATEMENT SUMMARY

The following summarizes key governance characteristics related to the executive compensation programs in which the named executive officers participate:

KEY EXECUTIVE COMPENSATION PRACTICES

✔  Use of performance metrics to align pay with performance with a structure designed to discourage excessive risk-taking

✔  Balancing short-term and long-term incentives using multiple performance metrics, which balance achieving near-term targets with investing for sustainable long-term growth through innovation

✔  Set rigorous stock ownership and retention requirements for our named executive officers

✔  Significant focus on performance-based pay

✔  Maintaining a compensation clawback policy

✔  Employ an independent compensation consultant to review and advise on executive compensation

✔  Use tally sheets to monitor executive compensation

✔  Regularly review the People and Compensation Committee charter to ensure independence and adherence to best practices and priorities

✔  Regularly review our peer group with the Committee to ensure appropriate benchmarking of our compensation programs

✔  Conducting annual say-on-pay votes

✔  No single-trigger change in control agreements

✔  Prohibit hedging and pledging of Corteva securities by our executives and directors

✔  Prohibit option repricing, reloads, exchanges or options granted below market value

✔  No tax gross-ups on benefits and perquisites (except for limited mobility benefits)

✔  No dividends paid on unvested or unearned performance share units

Corteva 2021 Proxy Statement  |  v

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2021

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2021 by visiting www.investordelivery.com

VOTING AND ATTENDANCE PROCEDURES

In this Proxy Statement and the accompanying proxy material, including a proxy card, you will find information on the Board, the Board’s nominees for election to the Board, and two other agenda items to be voted upon at the 2021 Meeting and any adjournment or postponement of the 2021 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement and the accompanying proxy card and other materials are first being distributed to stockholders on or about March 26, 2021.

Vote Your Shares in Advance

You may vote your shares by internet, telephone, or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received before the polls are closed at the 2021 Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

Changing Your Vote

You may change or revoke your proxy or voting instructions at any time before their use at the 2021 Meeting by (a) submitting another proxy or voting form on a later date, or (b) attending the 2021 Meeting and voting in person. Your attendance at the 2021 Meeting will not automatically revoke your proxy unless you vote again at the 2021 Meeting. Be sure to submit votes for each separate account in which you hold Corteva common stock.

Recommendations of the Board

The Board recommends that you vote your shares on your proxy card or voting instruction form as follows:

•	FOR ALL of the directors nominated by the Board;
•	FOR the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers;
•	FOR the ratification of PwC as Corteva’s independent registered public accountants for fiscal year 2021.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. Our policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans, and we have appointed an independent tabulator and Inspectors of Election for the 2021 Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase plan and the dividend reinvestment plan administered by Computershare Trust Company, N.A. (“Computershare”), the Corteva common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you at Computershare, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your shares at Computershare will be voted as recommended by the Board.

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (“EDT”) on April 29, 2021. You may not vote your shares held in an employee savings plan in person at the 2021 Meeting.

Corteva 2021 Proxy Statement  |  1

VOTING AND ATTENDANCE PROCEDURES

Shares Outstanding and Quorum

At the close of business on the record date, March 16, 2021, there were 740,638,091 shares of Corteva, Inc. common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2021 Meeting.

Votes Required

For Agenda Item 1: Election of Directors, each nominee must receive the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that each nominee must receive more FOR votes than AGAINST votes in order to be elected. For all other Agenda Items to be presented for a vote at the 2021 Meeting (2 and 3), each such item must receive more FOR votes than AGAINST votes in order to be approved. Abstentions will be included in determining the presence of a quorum at the 2021 Meeting, but will not be counted or have an effect on the outcome of any matter except as specified below with respect to Agenda Item 3.

Broker Non-Votes

A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

Under the rules of the New York Stock Exchange, brokers, banks, and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Agenda Item 3, the proposal for the ratification of the appointment of PwC as Corteva’s independent registered public accountants for fiscal year 2021. A broker, bank, or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors and the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers.

Consequently, if you receive proxy materials only from Corteva and you do not submit any voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of PwC. If your shares are voted on this proposal as directed by your broker, bank, or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.

A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2021 Meeting for ten days before the 2021 Meeting, during normal business hours, at the Office of the Corporate Secretary.

How Votes Are Counted

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board’s recommendations with respect to any such proposal, i.e., (i) FOR the election of the Board’s 13 director nominees; (ii) FOR the non-binding advisory resolution approving the compensation paid to Corteva’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and (iii) FOR the ratification of the appointment of PwC as Corteva’s independent public accounting firm for fiscal year 2021. If you submit a proxy card marked “abstain” on any item, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter.

If your shares are held of record by a bank, broker, or other nominee, Corteva urges you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting at the 2021 Meeting.

As of the date of this proxy statement, the Board knows of no business other than that set forth above to be transacted at the 2021 Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card to whom you are granting your proxy to vote in accordance with their good faith business judgment as to what is in the best interests of Corteva on such matters.

2  |  Corteva 2021 Proxy Statement

VOTING AND ATTENDANCE PROCEDURES

Proxy Solicitation on Behalf of the Board

Corteva is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2021 Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Company’s Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard. Corteva will reimburse brokers and other nominees for their expenses in forwarding proxy solicitation materials to holders.

Attending the 2021 Meeting

Our 2021 Meeting will be a completely virtual meeting with no physical meeting location. The meeting will only be conducted via live webcast. We believe this format will allow for greater participation of our stockholders generally and, in light of the coronavirus outbreak (“COVID-19”), is consistent with the Company’s core values to live safely. Conducting a virtual meeting will also allow stockholders whose travel may be restricted due to COVID-19 to partake in the meeting.

Attendance at the 2021 Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and invited guests of the Company. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/CTVA2021 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 9:30 a.m EDT on May 7, 2021. The meeting will begin promptly at 10:00 a.m. EDT on May 7, 2021.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the 2021 Meeting as if it been held in a physical location. If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CTVA2021, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to reasonable time constraints. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered. Questions answered at the 2021 Meeting will be posted to the Company’s investor relations website, www.investors.corteva.com, following the conclusion of the 2021 Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Technical support will be available starting at 9:30 a.m. EDT on May 7, 2021 and through the conclusion of the meeting.

Other Matters

The Board does not intend to present any business at the 2021 Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the 2021 Meeting.

Corteva 2021 Proxy Statement  |  3

CORPORATE GOVERNANCE

Strong corporate governance supports our core values, and, as a result, Corteva is committed to applying sound corporate governance practices, which align with the interests of our stockholders and ensure the highest levels of integrity in the operation of our Board. Within this section, you will find information about our Board and corporate governance policies and practices.

BOARD OF DIRECTORS

Nomination Process. All candidates for Board membership are evaluated by the Nomination and Governance Committee. In evaluating candidates, including existing Board members, the Nomination and Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, the diversity of the then-current Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. The Nomination and Governance Committee may also consider recommendations from leading, global third-party search firms, whose function is to assist in identifying qualified candidates and to validate the background and reputation of any potential candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Nomination and Governance Committee considers each potential nominee’s:

•	integrity and demonstrated high ethical standards;
•	experience with business administration processes and principles;
•	ability to express opinions, raise difficult questions, and make informed, independent judgments;
•

knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, product development, agriculture or chemical industry, technology, global operations, or corporate strategy, among others);

•	ability to devote sufficient time to prepare for and attend Board meetings;
•	willingness and ability to work with other members of the Board in an open and constructive manner;
•	ability to communicate clearly and persuasively; and
•	diversity with respect to other characteristics, which may include, gender, age, ethnicity, race, nationality, skills, and experience.

Stockholder Nomination Process. Stockholders who wish to submit names to be considered by the Nomination and Governance Committee for nomination for election to the Board of Directors may do so by contacting us through the Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805 and should submit the following information:

•	the name and record address of the stockholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,
•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder or such other person,
•	a description of all arrangements or understandings between such stockholder and any such other person or persons or any nominee or nominees in connection with the nomination by such stockholder,
•

such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the Proxy Statement for the Annual Meeting as a nominee and to serve as a director of the Company if so elected,

•	a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to make such nomination,
•

a duly executed representation that, if elected as a director of the Company, the proposed nominee shall comply with the Company’s Code of Business Ethics and Board of Director’s Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule, or regulation or listing requirement, and

•

a completed and duly executed written questionnaire with respect to the background of the nominating stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request).

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CORPORATE GOVERNANCE

Stockholders wishing to nominate a director should follow the specific procedures set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”).

CORPORATE GOVERNANCE POLICIES

Director Independence. The Board of Directors has made the determination that all director nominees standing for election, except Mr. Collins, are independent according to the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, People and Compensation, and Nomination and Governance Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.investors.corteva.com or upon written request to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805, Attention: Corporate Secretary Office. Changes to any committee charter or the Corporate Governance Guidelines will be reflected on the Company’s website.

Board Leadership Structure. Mr. Page is an independent director and currently serves as Chair of the Board of Directors. Our Corporate Governance Guidelines require the appointment of an independent Lead Director if our Chair is not independent. The term of any such Lead Director would be expected to be at least one year. We believe having an independent chair or independent Lead Director, in an independent chair’s absence, best positions our CEO to focus on strategic execution.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, regulatory, market, financial compliance, operational, and reputational risks. To support our corporate goals and objectives, risk appetite, and business and risk strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board.

The Board is committed to strong, independent oversight of management and risk through a governance structure that includes other Board committees. Under our structure, it is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to the Company. The Board has oversight responsibility for the process established to report and monitor the most significant risks applicable to the Company. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

Board of Directors

•  Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans

•  Acquisitions and divestures

•  Capital expenditures and budget planning

•  Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation

•  Risks with respect to the Company’s research and development pipeline

Audit Committee

•  Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting

•  Supervision and selection of our external and internal auditors

•  Cybersecurity risks

People and Compensation Committee	• Risks related to the design of our executive compensation programs, plans, and arrangements • Succession planning, human capital management, and inclusion, diversity, and equity strategies
Nomination and Governance Committee	• Risks related to our governance structures and processes • Director succession planning • Oversight of our compliance and ethics programs • Oversight of our enterprise risk management program
Sustainability, Safety, and Innovation Committee	• Oversight of our environmental, health, and safety risk management programs • Oversight of our sustainability strategy, programs, policies, and disclosure practices with the Company’s business

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CORPORATE GOVERNANCE

Meetings. During 2020, the Board met ten times. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Audit	9
People and Compensation	6
Nomination and Governance	6
Sustainability, Safety, and Innovation	6

Our Corporate Governance Guidelines provide an expectation that the members of our Board of Directors attend all meetings of the Board and committees of which they are a member, along with attending our annual meeting of stockholders. In 2020, no director attended fewer than 75% of the aggregate of the total number of Board meetings and meetings of the Committees on which the director served. All directors attended the Company’s 2020 Annual Meeting of Stockholders.

Limits on Other Directorships. Pursuant to our Corporate Governance Guidelines, directors who are employed as executive officer of another public company may only serve on a total of two public company boards, including the board of the company with which he or she is employed. Additionally, directors, who are not current executive officers of a public company, may serve on a maximum of three public company boards, including our Board. Our current directors who are not also executive officers of a public company, may serve on a maximum of five public company boards, including our Board until December 31, 2021 at which time any such director must resign or reduce his or her service to three public company boards. Therefore, any director candidate nominated by the Company who, upon election to the Board, would serve on more than three public company boards has represented to the Company that such director intends to resign from one or more of his or her other public company boards on or before December 31, 2021.

Board Refreshment. As part of the Company’s Board refreshment process, our Certificate of Incorporation provides that all directors stand for election at each annual meeting of stockholders. Our Corporate Governance Guidelines provide that effective beginning at the 2021 Meeting, no director may stand for reelection to the Board after reaching age 75. The Board may in unusual circumstances and for a limited period of time ask a director to stand for reelection after the prescribed retirement date. In connection with the Annual Meeting, Lee M. Thomas, age 76, will not stand for re-election.

Board Annual Performance Reviews. Under the Company’s Corporate Governance Guidelines, the Board annually conducts a self-evaluation of the Board’s performance as a whole. In addition, the Board will annually evaluate individual director performance and effectiveness, with at least one-third of the directors being evaluated each year on a staggered basis. The performance and effectiveness of each standing committee of the Board is also evaluated on an annual basis in accordance with their respective written charter. At least every three years, an evaluation of the Board’s performance and effectiveness will be conducted by an independent, third party overseen by the Nomination and Governance Committee. This may be conducted in substitute of, or separate from, an internally administered annual self-evaluation of the Board’s performance.

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CORPORATE GOVERNANCE

Our Board, Committee, and individual director evaluations are collectively designed to solicit input and perspective on various topics, including:

•  Board structure, size, and composition, including director skills and experience and Board refreshment;

•  Committee structure and allocation of responsibilities;

•  Conduct of meetings, including cadence, length, and opportunity for director input and meaningful discussion;

•  Materials and information, including quality, timeliness, and relevance;

•  Director orientation and education;

•  Director performance, including attendance, preparation, and participation;

•  Access to management and internal and external experts, resources, and support;

•  Committee structure and process, member and chair performance, duties and functions, and management support; and

•  Performance of the Board chair, including communication, relationship with management, availability, focus on appropriate issues, and inclusiveness.

Stock Ownership Policy for Non-Employee Directors. The Company’s Corporate Governance Guidelines provide stock ownership guidelines, which require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Each non-employee director is also required to hold all equity-based compensation until his or her retirement from the Board of Directors. For more information about the stock ownership policy for executive officers, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Executive Sessions. Pursuant to our Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions. The Chair presides over these meetings.

Code of Conduct. We have adopted a written Code of Conduct for directors as well as a Code of Conduct applicable to all officers and employees. Additionally, we maintain a written Code of Financial Ethics, applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business, as well as the accuracy of our financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications, and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.investors.corteva.com or otherwise upon written request addressed to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805, Attention: Investor Relations.

Director Continuing Education. Pursuant to the Corporate Governance Guidelines, the Company provides new directors with an orientation to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values, including ethics, compliance programs, corporate governance practices, and other key policies and practices, through a review of background materials, meetings with senior executives, and visits to Company facilities. When orientations are held, all directors are invited to take part. The Nomination and Governance Committee regularly evaluates and identifies opportunities to provide directors with ongoing education. Additionally, the Company provided all directors with a subscription to the National Association of Corporate Directors’ publications and encourages directors to periodically attend these workshops and seminars regarding corporate governance and other topics. In addition to direct education, management provides regular business updates and other ad hoc communications to our Board to keep them abreast of matters relevant to our business and industry.

Communications with the Board. Stockholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, the Corporate Secretary may forward some of the correspondence elsewhere in the Company for review and possible response.

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CORPORATE GOVERNANCE

BOARD COMMITTEES

Committees perform many important functions on behalf of the Board. The responsibilities of each Committee are stated in their respective Committee charters, which are available on the Company’s website, www.investors.corteva.com under “Corporate Governance”.

The Board, upon the recommendation of the Nomination and Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships, and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four standing committees: (i) Audit Committee; (ii) Nomination and Governance Committee; (iii) People and Compensation Committee; and (iv) Sustainability, Safety, and Innovation Committee. All members of the Committees are independent under the Board’s Corporate Governance Guidelines and applicable New York Stock Exchange Rules. The Board has determined that Messrs. Engel, Lutz, Page, and Ward, along with Ms. Grimes are each “audit committee financial experts” within the meanings of the applicable Securities and Exchange Commission Rules.

A brief description of the current composition and responsibilities of the Committees are as follows:

Committees

Audit Committee • Patrick A. Ward (Chair) • Klaus A. Engel • Karen H. Grimes • Marcos M. Lutz • Nayaki Nayyar • Gregory R. Page

•  Selects, engages, and replaces, as appropriate, the Company’s independent registered public accounting firm to audit the Company’s Consolidated Financial Statements.

•  Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm (the “Pre-Approval Policy”).

•  Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•  Reviews effectiveness of the Company’s systems, procedures, and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•  Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and evaluates the performance of both.

•  Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•  Establishes procedures for the receipt, retention, and resolution of complaints regarding accounting, internal controls, or auditing matters.

•  Reviews and approves the Company’s internal audit plan.

Nomination and Governance Committee • Gregory R. Page (Chair) • Robert A. Brown • Klaus A. Engel • David C. Everitt • Janet P. Giesselman • Michael O. Johanns • Nayaki Nayyar

•  Develops and recommends to the Board a set of corporate governance guidelines for the Company.

•  Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills, and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•  Monitors the functioning of Board Committees.

•  Oversees the annual assessment of the Board, its Committees, and the directors.

•  Oversees the annual assessment of the Board and its Committees.

•  Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.

•  Oversees the Company’s compliance programs, including compliance with the Company’s Code of Conduct and Code of Financial Ethics.

•  Reviews and monitors the Company’s enterprise risk management program.

•  Oversees and advises the Board on the Company’s corporate citizenship and corporate social responsibility programs and activities, including public policy management, advocacy priorities, philanthropic contributions, and corporate reputation management.

•  Reviews the Company’s public policy positions, strategy regarding political engagement, and corporate social responsibility initiatives.

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CORPORATE GOVERNANCE

People and Compensation Committee • Lamberto Andreotti (Chair) • Karen H. Grimes • Lois D. Juliber • Rebecca B. Liebert • Marcos M. Lutz • Kerry J. Preete • Lee M. Thomas • Patrick J. Ward

•  Retains any compensation consultants that the Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; the Committee sets the compensation and oversees the work of the consultants, including approval of an applicable executive compensation peer group.

•  Assesses current and future senior leadership talent for Company officers.

•  Assists the Board in the CEO succession planning process.

•  Reviews and approves the Company’s programs for executive development, performance, and skills evaluations.

•  Conducts an annual review of the Company’s diversity metrics and representation.

•  Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives, and, together with the other independent members of the Board of Directors, determines and approves the CEO’s compensation based on this evaluation.

•  Reviews and approves all compensation and employment arrangements, including severance agreements, of the Company’s executive officers and named executive officers other than the CEO.

•  Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.

•  Works with management to develop the Compensation Discussion and Analysis and other compensation disclosures for inclusion in the Company’s Securities and Exchange Commission filings.

•  Considers the voting results of any say-on-pay or related stockholder proposals regarding compensation.

•  Recommends non-employee directors’ compensation to the Board of Directors.

Sustainability, Safety, and Innovation Committee

•  Rebecca B. Liebert (Chair)

•  Lamberto Andreotti

•  Robert A. Brown

•  David C. Everitt

•  Janet P. Giesselman

•  Michael O. Johanns

•  Lois D. Juliber

•  Kerry J. Preete

•  Lee M. Thomas

•  Assesses the effectiveness of, and advises the Board on, corporate responsibility programs and initiatives, including the Company’s public policy, environment, health, safety, and security (“EHS&S”) and sustainability policies and programs and matters impacting the Company’s public reputation.

•  Assesses the Company’s EHS&S and sustainability policies and performance and makes recommendations to the Board and management regarding the same.

•  Reviews and provides input to management regarding the management of current and emerging EHS&S and sustainability issues and reports periodically to the Board on EHS&S and sustainability matters affecting Corteva.

•  Oversees and assesses all aspects of the Company’s science and technology capabilities in all phases of its activities in relation to its strategies and plans, including the development of key technologies and major science-driven innovation initiatives essential to the long-term success of the Company.

•  Makes recommendations to the Board and the management of the Company to continually enhance the Company’s science and technology capabilities, including reviewing the Company’s external science and technology alliances and licensing arrangements.

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CORPORATE GOVERNANCE

2020 Committee Membership

Because all of our standing committees consist entirely of independent directors, Mr. Collins is not a member of any of our standing Committees. A list of the independent directors and their respective Committee memberships in 2020 is below:

Committees
Director	Audit	Nomination and Governance	People and Compensation	SSI
Lamberto Andreotti			🌑C	🌑
Robert A. Brown		🌑		🌑C
Klaus A. Engel	🌑	🌑
Michael O. Johanns	🌑	🌑
Lois D. Juliber			🌑	🌑
Rebecca B. Liebert			🌑	🌑
Marcos M. Lutz	🌑		🌑
Nayaki Nayyar	🌑	🌑
Gregory R. Page	🌑	🌑C
Lee M. Thomas			🌑	🌑
Patrick J. Ward	🌑C	🌑

C = Chair

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RELATED PERSON TRANSACTIONS

OUR POLICIES

The Board adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Nomination and Governance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves, or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)	the commercial reasonableness of the transaction;

(ii)	the materiality of the Related Person’s direct or indirect interest in the transaction;

(iii)	whether the transaction may involve a conflict of interest, or the appearance of one;

(iv)	whether the transaction was in the ordinary course of business; and

(v)	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of Corteva and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Nomination and Governance Committee for ratification. If the Nomination and Corporate Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under Corteva’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which:

(i)	Corteva (and/or its subsidiaries) was, is, or will be a participant;

(ii)	the aggregate amount involved exceeds $120,000 in any fiscal year; and

(iii)	any Related Person had, has, or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of Corteva’s last fiscal year was:

(i)	a director or an executive officer of Corteva or a nominee to become a director of Corteva;

(ii)	any person who is known to be the beneficial owner of more than 5% of any class of Corteva’s outstanding common stock; or

(iii)	any immediate family member of any of the persons mentioned above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 1, 2019, Corteva became an independent, publicly traded company through the previously announced separation (the “Separation”) of the agriculture business of DuPont de Nemours, Inc. (formerly known as DowDuPont Inc.) (“DuPont” or “DowDuPont”). DowDuPont was formed on December 9, 2015 to affect an all-stock, merger of equals strategic combination between the Dow Chemical Company (“Historical Dow”) and E. I. du Pont de Nemours and Company (“Historical DuPont” or “EID”). On August 31, 2017, Historical Dow and Historical DuPont each merged with wholly owned subsidiaries of DowDuPont and, as a result of the mergers, Historical Dow and Historical DuPont became subsidiaries of DowDuPont (collectively, the “Merger”).

Subsequent to the Merger, Historical Dow and EID engaged in a series of internal reorganization and realignment steps to realign their businesses into three subgroups: agriculture, materials science, and specialty products through a series of

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RELATED PERSON TRANSACTIONS

tax-efficient transactions. Prior to March 31, 2019, Corteva, Inc. had engaged in no business operations and had no assets or liabilities of any kind, other than those incident to its formation.

The Separation of Corteva was effectuated through a pro rata distribution of all of the then-issued and outstanding shares of common stock, par value $0.01 per share, of Corteva, Inc., which was then a wholly owned subsidiary of DowDuPont, to holders of record of DowDuPont common stock as of the close of business on May 24, 2019 (the “Distribution”). On May 31, 2019, EID was contributed to Corteva and, as a result, Corteva, Inc. owns 100% of the outstanding common stock of EID. On June 1, 2019, DowDuPont completed the Separation, and Corteva’s common stock began trading on the New York Stock Exchange under the ticker symbol “CTVA” on June 3, 2019, the first business day after June 1, 2019.

DowDuPont Inc. changed its name to DuPont de Nemours, Inc. in connection with the Separation. With respect to this proxy statement, EID is referred to as Historical DuPont with respect to events occurring prior to the Internal Reorganization.

In connection with the Corteva Separation and Distribution, Corteva entered into certain agreements to effectuate the Separation, to provide for the allocation of assets, employees, liabilities, and obligations (including its investments, property, and employee benefits and tax-related assets and liabilities) among the DuPont, Dow, and Corteva (together, the “Parties” and each a “Party”); and to provide a framework for business dealings between the parties following the Separation and Distribution. Descriptions of these agreements are incorporated by reference from “Our Relationship with New DuPont and Dow Following the Distribution” in Exhibit 99.1 to the Company’s Registration Statement on Form 10, dated May 6, 2019 and Item 1.01 of the Company’s Current Report on Form 8-K, dated June 3, 2019. All descriptions therein and below are qualified in their entirety by reference to the full text of such final, executed agreements filed therewith.

Separation and Distribution Agreement. Effective April 1, 2019, the Parties entered into an agreement that sets forth, among other things, the agreements among the Parties regarding the principal transactions necessary to affect the Distributions. It also sets forth other agreements that govern certain aspects of the Parties’ ongoing relationships after the completion of the Distributions (the “Corteva Separation Agreement”), including the liabilities assumed and the release of claims and indemnification obligations between the Parties. For more information regarding the current liabilities and indemnification obligations under this agreement, see “Note 18 — Commitments and Contingent Liabilities, to the Consolidated Financial Statements” contained in our Annual Report.

Tax Matters Agreement. The Parties entered into an agreement effective as of April 1, 2019, as amended on June 1, 2019, that governs their respective rights, responsibilities, and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes.

Employee Matters Agreement. The Parties entered into an agreement that identifies employees and employee-related liabilities (and attributable assets) to be allocated (either retained, transferred and accepted, or assigned and assumed, as applicable) to the Parties as part of the Distributions and describes when and how the relevant transfers and assignments would occur.

Intellectual Property Cross-License Agreements. Effective as of April 1, 2019 Corteva and Dow, and effective June 1, 2019 Corteva and DuPont, entered into Intellectual Property Cross-License Agreements. The Intellectual Property Cross-License Agreements set forth the terms and conditions under which the applicable Parties may use in their respective businesses, following each of the Distributions, certain know-how (including trade secrets), copyrights, and software, and certain patents and standards, allocated to another Party pursuant to the Corteva Separation Agreement.

Letter Agreement. DuPont and Corteva entered into a Letter Agreement on June 1, 2019. The Letter Agreement sets forth certain additional terms and conditions related to the Separation, including certain limitations on each party’s ability to transfer certain businesses and assets to third parties without assigning certain of such party’s indemnification obligations under the Corteva Separation Agreement to the other party to the transferee of such businesses and assets or meeting certain other alternative conditions. For more information regarding this agreement, see “Note 18 — Commitments and Contingent Liabilities, to the Consolidated Financial Statements” contained in our Annual Report.

Memorandum of Understanding. On January 22, 2021, Corteva, DuPont, The Chemours Company (“Chemours”), and EID entered into a memorandum of understanding containing a settlement to resolve certain legal disputes originating

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RELATED PERSON TRANSACTIONS

from the spin-off of Chemours from EID, including in respect of litigation and environmental liabilities allocated to and assumed by Chemours in connection with the spin-off. The memorandum of understanding establishes a cost sharing arrangement between Corteva, DuPont, and Chemours regarding, and an escrow account to be used to support and manage, potential future legacy per- and polyfluoroalkyl substances liabilities arising out of pre-July 1, 2015 conduct. The cost sharing arrangements established as between Corteva and DuPont are subject to their existing Letter Agreement. For more information regarding the memorandum of understanding and the cost sharing arrangement, see “Note 18 — Commitments and Contingent Liabilities, to the Consolidated Financial Statements” contained in our Annual Report.

Other Agreements. The Parties entered into several other licensing, services, support, software, supply, and lease agreements in connection with the Separation. The descriptions of these agreements are also incorporated by reference from the description provided in “Our Relationship with New DuPont and Dow Following the Distribution” in Exhibit 99.1 to the Company’s Registration Statement on Form 10, dated May 6, 2019.

Edward Breen, who was the chief executive officer of DowDuPont through the Separation, served as director on the Board through April 2020. Since the Separation, Mr. Breen has also been the executive chairman of DuPont. Mr. Breen became the chief executive officer of DuPont in February 2020.

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DELINQUENT SECTION 16(a) REPORTS

Based solely upon a review of SEC filings furnished to the Company and the written representations of our directors and executive officers that no other reports were required, the Company believes that all of its executive officers and officers filed any reports for the year ended December 31, 2020 and reported all transactions on a timely basis except: Lee M. Thomas and Neal Gutterson, the Company’s former Senior Vice President and Chief Technology Officer.

Mr. Thomas had one late reported transaction for shares acquired on his behalf by his investment manager in a managed account without his knowledge or approval. Mr. Gutterson had three late reported transactions related to cashless stock option exercises after his broker failed to report the transactions back to the Company as instructed for the submission of his Section 16(a) reports.

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SUSTAINABILITY VALUES AND INITIATIVES

OVERVIEW

Corteva is focused on continuing to drive sustainable innovation that brings progress and prosperity for future generations through sustainable food production. For us this means more than expanding the food supply. It also encompasses social, economic, and ecological considerations, such as infrastructure, storage, waste reduction, and improving and preserving water quality — all of which are critical to achieving global food security. It includes producing sustainable nutrition alternatives by boosting the nutritional benefits of soy, encouraging sustainable planting methods by developing corn hybrids resistant to insects, diseases and herbicides, and developing sustainable pest control methods.

Corteva believes that companies contribute to sustainable growth efforts by engaging in regular, open dialogue with stakeholders about community and company issues and working together to solve problems. This includes our stockholders. In 2020, our directors and members of management continued our engagement efforts by offering to meet with stockholders representing over 54% of our common stock, and ultimately meeting with stockholders representing approximately 49% of our common stock, in each case, outstanding as of December 31, 2020, including over 57% of the common stock held by our 50 largest stockholders. While some stockholders declined to engage with us at that time, Corteva’s management and, in some circumstances, members of its Board, attended meetings to discuss the Company’s sustainability initiatives, human capital management, corporate governance policies, and business strategy.

Corteva plans to continue productive dialogue with its stockholders going forward on these topics. In 2021, Corteva intends to add to its level of sustainability transparency through the publication of its first sustainability report, which will be aligned with the Global Reporting Initiative (GRI) standards.

Sustainability initiatives are overseen by our Board and its Committees. Our Sustainability, Safety and Innovation Committee regularly monitors the Company’s sustainability measures and efforts, and provides oversight of the risks related to the Company’s innovation pipeline, while our Nomination and Governance Committee retains oversight of our ethics and compliance programs, which reinforce our values. Our People and Compensation Committee oversees the Company’s human capital management and inclusion, diversity, and equity strategy. Sustainability, ethics, and diversity, inclusion, and equity matters are supported by senior management committees that make recommendations to our Board and Committees, and also implement the Company’s sustainability initiatives.

Values

In order to fulfill the Company’s sustainability initiatives and foster innovation, Corteva is focused on promoting a culture and managing its business in a manner that reflects its core values.

•	Enrich Lives: We commit to enhancing lives and the land.
•	Stand Tall: We are leaders and act boldly; we accept the challenges that confront our industry as our own and will step up to ensure that agriculture progresses and thrives.
•	Be Curious: We innovate relentlessly.
•	Build Together: We grow by working together.
•	Be Upstanding: We always do what’s right, maintaining high ethical standards and conducting business safely and
•	transparently.
•	Live Safely: We embrace safety and the environment in all we do.

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SUSTAINABILITY VALUES AND INITIATIVES

Sustainability Goals

Sustainability is strongly linked to Corteva’s business strategy, which relies on sustainable food production for years to come. In 2020 Corteva published fourteen sustainability goals for 2030 that will increase the resilience of the global food system and align with the U.N. Sustainable Development Goals. These goals, along with more information regarding the Company’s materiality assessment that informed their development can be found at: www.corteva.com/sustainability.html. Our 2030 sustainability goals cover four commitment areas outlined below.

In it for Farmers	• Provide training to farmers • Enrich the lives of smallholder farmers • Decrease greenhouse gas emissions while increasing yields
In it for the Land	• Improve soil health • Advance water stewardship • Enhance biodiversity
In it for Communities	• Keep employees safe • Empower women, enable youth, and engage communities • Volunteer hours • Increase supply chain transparency
In it for Our Operations	• Require sustainability criteria for new products • Manage our greenhouse gas emissions • Use sustainable packaging • Increase our sustainability efforts

Ethical and Secure Supply Chains

The COVID-19 pandemic crisis resulted in high levels of supply chain disruption for many in the agricultural sector. Despite these disruptions, Corteva’s largely multi-sourced supply chains remained open to service its customers and communities. This resiliency reflects the high expectations Corteva sets for its suppliers. Corteva expects its suppliers to act consistently with Corteva’s values and to abide by our Supplier Code of Conduct, which establishes our policies with respect to fair wages, discrimination, human rights, ethical procurement practices, record-keeping, and compliance with applicable laws. Corteva will not tolerate the use of child or forced labor in any of its global operations and facilities. We, likewise, expect our suppliers and contractors to uphold our principles with respect to child and forced labor. Our Supplier Code of Conduct and Child and Forced Labor Statement may be found under the “Supplier Center” section of our website: supplier-center.corteva.com.

Political Activities

Corteva is committed to participating constructively in the political process with the ultimate goals of advancing and protecting the best interests of the Company, our stockholders, and employees. The political process significantly impacts Corteva through government policies, legislation, and regulatory decisions. We are fully committed to conducting our political activities ethically and in compliance with our policies and all applicable campaign finance laws and reporting requirements. In 2020, Corteva was named one of the top decile of companies in Wharton’s Zicklin Center for Political Accountability’s “CPA-Zicklin Index” earning trendsetter status for its high level of transparency. More information related to Corteva’s policies and its political spending can be found at: www.corteva.com/who-we-are/political-disclosures.html.

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SUSTAINABILITY VALUES AND INITIATIVES

Human Capital Management

We believe that attracting, retaining, and developing members of our workforce is key to the sustainability of our business and developing our pipeline for leadership. Our leadership is focused on fostering an environment in which every employee is contributing fully and able to win for themselves, for Corteva and for our customers and stockholders. Corteva aims to attract the best employees, to retain those employees through offering career development and training opportunities while also prioritizing their safety and wellness in an inclusive and productive work environment. In order to promote this environment, Corteva prioritizes professional development and inclusion, diversity, and equity initiatives, and then monitors their effectiveness by measuring employee engagement surveys, employee representation, and pay equity, along with reviews of its leadership succession pipelines.

Inclusion, Diversity, and Equity Approach

Led by its Chief Human Resources & Diversity Officer, Corteva is committed to:

•  Creating a culture of belonging by conducting listening sessions to understand the unique challenges our employees and teams face — remaining focused on continuous improvement

•  Strengthening inclusion and diversity policies, processes, and practices across Corteva

•  Enhancing diverse representation by setting defined goals for improving the pipeline of women and minorities for advancement and holding leaders accountable for driving progress

•  Empowering employees with a strong support system — while also identifying and working to reduce any structural barriers or unconscious bias that may exist

•  Investing in ongoing training to make the workplace a trusted and safe place to have complex conversations about inclusion, diversity, and equity

•  Expanding our eight Business Resource Groups across all regions and markets in which we do business — implementing programs focused on embracing the similarities and differences of people, cultures, and ideas

•  Communicating with transparency and sharing best practices and insights to enhance inclusion, diversity, and equity across Corteva, the agriculture industry, as well as throughout the communities in which we operate yields

Talent Development

Corteva believes employees at every level can thrive through learning. We support employee education and personal growth through:

•  Developing talent through self-service courses and customized curriculums — providing resources to strengthen our workforce’s professional skills

•  Encouraging employees to grow their networks by collaborating with partners across a quickly evolving agriculture landscape

•  Career planning, that provides a clear path for progress, with experiences built to develop future leaders

•  Paid tuition program and opportunities to attend industry shaping events

•  Offering world-class benefits, competitive total rewards, meaningful work, and learning opportunities that feed personal growth and well-being

Awards & Recognition

Corteva strives to remain an employer of choice in order to attract and retain the best talent:

•  Named Employer of Choice by Human Resource Director Magazine

•  Named Best Place to Work for LGBTQ+ Equality by the Human Rights Campaign

•  Recognized as the Best-of-the-Best Corporations for Inclusion by National Business Inclusion Consortium

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AGENDA ITEM 1:

ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is elected annually and currently consists of sixteen members, with Mr. Page serving as its Chair.

Our Board believes in maintaining a diverse and well-rounded membership, complete with qualifications, skills, and experience that support not only the Company’s business needs, but that also provide a current, holistic approach to the Company’s business model as a whole. Our Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board is committed to diversity and inclusion at the Board level and throughout the Company and has taken steps to identify diverse candidates with respect to gender, ethnicity, race, nationality, age, skills, and experience in the context of the needs of the Board in the pool of potential candidates under consideration, while balancing the need to identify candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board.

The Nomination and Governance Committee, along with our Board, believe that our stockholders benefit from a Board drawing upon a broad array of experiences and backgrounds. With Mr. Thomas not standing for re-election due to reaching the standard retirement age under the Company’s Corporate Governance Guidelines, the Nomination and Governance Committee prioritized its Board refreshment and succession planning, work with third party search firms, and the identification of diverse candidates with financial expertise and other skills and qualifications valuable from an investor perspective.

On March 19, 2021, the Company entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”) in connection with Starboard’s notice of its intention to nominate certain individuals for election as directors at the 2021 Meeting. Pursuant to the Agreement, the Company agreed to increase its Board size to 16 directors and immediately appoint three new individuals, David C. Everitt, Janet P. Giesselman, and Kerry J. Preete, to the Board. The Company also confirmed that three incumbent directors would not stand for re-election to the Board at the 2021 Meeting. Starboard has agreed to certain customary standstill provisions and other covenants, including, among others, withdrawing its proposed director candidates for election at the 2021 Meeting and to vote in favor of the Company’s proposed slate of directors at the 2021 Meeting. The terms of the Agreement are more fully set forth in Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on March 19, 2021.

In addition to the three directors appointed pursuant to the Agreement, the Company appointed Karen H. Grimes to the Board. In addition to Mr. Thomas not standing for re-election as described above, effective as of March 19, 2021, the Company accepted the decisions of Robert A. Brown and Lois D. Juliber to not stand for re-election at the 2021 Meeting.

Consistent with our priorities, the Board has nominated a diverse slate of candidates consisting of: Lamberto Andreotti; James C. Collins, Jr.; Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Karen H. Grimes; Michael O. Johanns; Rebecca B. Liebert; Marcos M. Lutz; Nayaki Nayyar; Gregory R. Page; Kerry J. Preete; and Patrick J. Ward. The table below sets forth key metrics regarding our director nominee slate and the results of our ongoing refreshment priorities.

Independence 92%	Average Tenure 1.3	Average Age 62	Gender DIversity 31%	Ethnic/Racial Diversity 15%	Non-U.S. Born 38%

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AGENDA ITEM 1: ELECTION OF DIRECTORS

The Nomination and Governance Committee and the Board carefully considered the qualifications, skills, and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background, and experience that are represented on our Board:

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX	Andreotti	Collins	Engel	Everitt	Giesselman	Grimes	Johanns	Liebert	Lutz	Nayyar	Page	Preete	Ward
Skills and Experience
C-Suite Executive Leadership Experience Business and strategic management experience from service in a significant leadership position, such as CEO, CFO, or other senior executive role	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑

Other Public Company Board Service (within last 5 years)

Experience serving on the boards of other public companies, which provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability, and protecting shareholder interests

	🌑			🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑
Agriculture and/or Chemical Industry Experience In-depth knowledge of our industry, operations, and competitive environment		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑

Accounting/Finance/Financial Reporting Expertise

Experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or experience actively supervising such person(s); possessing deep financial literacy and understanding of financial reporting, budgeting, and financial strategy

	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑		🌑

Capital Markets Expertise

Experience and understanding of capital markets, their structure, and how to best participate in such markets; in-depth understanding of investor perspectives; significant merger and acquisition experience

	🌑	🌑	🌑			🌑			🌑		🌑		🌑
Science and Innovation Strong science/biotech background and/or R&D experience	🌑	🌑	🌑	🌑	🌑			🌑		🌑		🌑

Information Technology/Cybersecurity/Digital/Artificial Intelligence

Experience with driving technological innovation for business efficiency and revenue opportunities; experience managing/mitigating cybersecurity risks

				🌑				🌑		🌑		🌑
Government/Regulatory Experience with regulated businesses, regulatory requirements, and interacting with regulators and members of government or prior service in government	🌑	🌑			🌑		🌑		🌑		🌑	🌑	🌑
Human Capital/Talent Management Experience with compensation, attracting and retaining top talent, development and succession planning	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑		🌑	🌑	🌑
International/Global Business Experience Global business experience, including managing and growing organizations outside the U.S.	🌑	🌑	🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑	🌑

Environmental/Sustainability/Corporate Responsibility

Experience in managing environmental, corporate responsibility, and sustainability initiatives and their relationship to the company’s business and strategy

	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑		🌑	🌑

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AGENDA ITEM 1: ELECTION OF DIRECTORS

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX	Andreotti	Collins	Engel	Everitt	Giesselman	Grimes	Johanns	Liebert	Lutz	Nayyar	Page	Preete	Ward
Diversity Attributes
Female					🌑	🌑		🌑		🌑
Male	🌑	🌑	🌑	🌑			🌑		🌑		🌑	🌑	🌑
American Indian or Native Alaskan
Asian										🌑
Black or African American
Hispanic or Latino									🌑
Native Hawaiian or Pacific Islander
White	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑			🌑	🌑	🌑
Non-U.S. born or Non-U.S. citizen	🌑		🌑						🌑	🌑			🌑

RECOMMENDATIONS AND NOMINATIONS FOR DIRECTOR

In accordance with the recommendation of the Nomination and Governance Committee, the Board has nominated each of its 13 director nominees to serve for a one-year term that expires at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Meeting”), or until their successors are elected and qualified. Each of the director nominees has expressed his or her willingness to serve. In accordance with the Company’s Corporate Governance Guidelines, the nominees not currently serving as an executive officer of a company and serving on three or more public company boards, including the Company’s Board, will reduce their total public company boards to three by December 31, 2021.

The Board unanimously recommends a vote FOR the election of ALL of these nominees as Directors of the Board.

The Company benefits from an experienced, engaged, diverse, and independent board of directors with directors that have a deep knowledge of the Company’s business. After the 2021 Meeting, and assuming each of the Board’s nominees is elected, our Board will consist of thirteen highly qualified directors, twelve of whom will be independent. Collectively, the Board reflects the diversity of operational expertise and experience necessary to oversee the Company’s strategic direction, operational execution and performance enhancements, and efforts to drive long-term stockholder value.

As provided by Article 2.7 of the Company’s Bylaws, directors will be elected by a vote of a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. In an uncontested election, abstentions and broker non-votes will not be counted as votes cast either for or against the nominees and therefore will have no effect on the election of the nominees.

Under the Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Nomination and Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided.

The NYSE rules do not permit brokers with discretionary authority to vote in the election of directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will abstain from voting on your behalf and your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Information in the biographies summarizes key qualifications and diversity attributes as they apply to the individual director nominees to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Lamberto Andreotti
Age 70 Retired Chairman and Chief Executive Officer, Bristol-Myers Squibb Company

Mr. Andreotti is the former chairman of the board and chief executive officer of Bristol-Myers Squibb Company, a global, innovative healthcare company. He served as chairman at Bristol-Myers Squibb from May 2015 to May 2017 and chief executive officer from May 2010 to May 2015. Mr. Andreotti previously served as its president and chief operating officer responsible for all of Bristol-Myers Squibb’s pharmaceutical operations worldwide. He joined Bristol-Myers Squibb’s board of directors in 2009, and led a broad range of businesses and regions after joining the company in 1998. Mr. Andreotti has served as a member of the board of directors of UniCredit S.p.A. since April 2018 and has served as a senior advisor to Essex Woodlands since June 2017. He served as a director of EID from 2012 until the effective date of the Merger when he became a director of DowDuPont. Mr. Andreotti served as a director of DowDuPont until June 2019 when he joined Corteva’s Board.

Skills and Expertise

As the former chief executive officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance, and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing, and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

James C. Collins, Jr.
Age 58 Chief Executive Officer, Corteva, Inc.

Mr. Collins has served as chief executive officer of Corteva since June 2019. He previously served as the chief operating officer of the Agriculture Division of DowDuPont since September 2017. Prior to this appointment, Mr. Collins was executive vice president of DuPont with responsibility for the company’s agriculture segment, including DuPont Pioneer and Crop Protection since January 2016. Prior to this, beginning in September 2013, he was senior vice president with responsibility for DuPont’s performance materials segment, was named to the position of executive vice president in December 2014, and added responsibility for the electronics & communications segment in July 2015. Previously, Mr. Collins was vice president for acquisition & integration of Danisco, since January 2011, and was named president of DuPont’s industrial biosciences segment in May of that year. From 2004 to 2010, he was responsible for DuPont’s crop protection segment as vice president and general manager and then president. Mr. Collins joined DuPont as an engineer in 1984 and held positions in engineering, supervision, and business management at a variety of manufacturing sites. In 1993, he joined the agriculture sales & marketing group where he served in a variety of roles across the globe supporting DuPont’s seed and crop protection businesses. Mr. Collins currently serves on the board of directors of CropLife International. He also serves on the Advisory Councils of the University of Tennessee Loan Oaks Farm and the Food Forever Initiative Global Crop Diversity Trust and the National 4H Council. Mr. Collins joined Corteva’s Board in June 2019.

Skills and Expertise

Mr. Collins brings over 30 years of combined agricultural and chemical experience to our Board. His work experience also brings to the Board significant experience in managing human capital and international business.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Klaus A. Engel, Ph.D.
Age 64 Retired CEO, Evonik Industries AG

Dr. Engel is the former chief executive officer of Evonik Industries AG, a specialty chemical manufacturer, from 2009 to 2017, and previously was chief executive officer of Degussa AG, a predecessor to Evonik from 2006 to 2009. Prior to that, Dr. Engel was chief executive officer of Brenntag AG/ Mülheim, a global chemical distribution company, since 2001. Earlier in his career, he held various senior positions in R&D, production, marketing, and strategy planning at Chemische Werke Hüls/Marl, VEBA AG, Düsseldorf and Stinnes AG and Mülheim an der Ruhr. Dr. Engel has been a member of the supervisory board of National-Bank, Essen since 2011 and joined the advisory board of Ruhr-University, Bochum, Germany in 2018. He is honorary professor at University of Duisburg/Essen and member of the board of trustees of Bonner Akademie für angewandte Politik at University of Bonn. Dr. Engel joined Corteva’s Board in June 2019.

Skills and Expertise

Dr. Engel’s experience as the chief executive officer of two different chemical companies provides our Board with expertise of a global-minded leader with strong corporate governance skills and with experience overseeing R&D and innovation. He also brings a depth of experience in finance, capital management, sustainability, and accounting and managing multi-national chemical organizations outside the United States.

David C. Everitt
Age 68 Retired President, Agricultural and Turf Division of Deere & Co.

Mr. Everitt has served on the board of directors and the lead independent director of Harsco Corporation, an industrial services and engineering company that provides environmental solutions and innovative technology for the rail sector, since October 2018. At Harsco, he also served as non-executive chairman, from August 2014 to October 2018 and as a director, since 2010. From February 2014 to July 2014, Mr. Everitt also served as interim president and chief executive officer of Harsco. Mr. Everitt had an extensive career at Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, where he worked from 1975 until his retirement in September 2012. At Deere, he held many executive positions, including as President, Agricultural and Turf Division – North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products, from 2009 to 2012, President, Agricultural Division – North America, Australia, Asia and Global Tractor and Implement Sourcing, from 2006 to 2009, and President, Agricultural Division – Europe, Africa, South America and Global Harvesting Equipment Sourcing, from 2001 to 2006. Mr. Everitt has served on the boards of directors of Allison Transmission Holdings, Inc., a designer and manufacturer of vehicle propulsion solutions, since August 2014 and the Brunswick Corporation, a global designer, manufacturer, and marketer of recreational marine products, since July 2012. Previously, Mr. Everitt served on the board of directors of Agrium Inc., a retail supplier of agricultural products and services, from February 2013 until its merger with the Potash Corporation of Saskatchewan Inc. to form Nutrien Ltd., a Canadian fertilizer company, in January 2018, and then remained on the board of directors of Nutrien, from January 2018 to August 2020.

Skills and Expertise

As the former President of Deere & Company’s largest division, Mr. Everitt brings innovation experience, agriculture industry knowledge, and global operations expertise to our Board. Mr. Everitt also has significant manufacturing and marketing knowledge, along with public company board experience.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Janet P. Giesselman
Age 66 Retired President & General Manager, Dow Oil & Gas

Ms. Giesselman most recently served as an independent consultant with NH Enterprise, focusing on strategic planning and execution for companies with international growth objectives, from 2010 to May 2017. Prior to that, Ms. Giesselman held a number of senior leadership positions for The Dow Chemical Company, from 2001 to 2010, including Business Vice President of Dow Latex from 2006 to 2007 and President and General Manager of Dow Oil & Gas, from 2007 to 2010, and as a Vice President of Dow AgroSciences, from 2001 to 2006. From 1981 to 2001, Ms. Giesselman worked in a variety of sales, marketing, and strategic planning roles at Rohm and Haas Company, a specialty and performance materials company, including Regional Business Director, Agricultural Division, from 1998 to 2001. Ms. Giesselman has served on the board of directors of GCP Applied Technologies Inc., a global provider of construction products and technologies, since May 2020; Avicanna Inc., a leader in innovative biopharmaceutical advances using cannabinoids, since June 2019; Twin Disc, Inc., a global provider of power transmissions for marine, oil & gas and industrial uses, since June 2015; and Ag Growth International, Inc., a leading manufacturer of grain handling, storage and conditioning equipment, since 2013. Ms. Giesselman previously served on the board of directors of OMNOVA Solutions Inc., a global provider of emulsion polymers, specialty chemicals and decorative & functional surfaces, from March 2015 until it was acquired by Synthomer plc in April 2020.

Skills and Expertise

Ms. Giesselman brings to the Board significant leadership experience as a senior executive in the agricultural and chemicals industry, and has scientific educational background, including in plant pathology, along with expertise in growth strategies and innovation. Ms. Giesselman also has substantial public company board experience.

Karen H. Grimes
Age 64 Retired Partner, Senior Managing Director & Equity Portfolio Manager, Wellington Management Company

Ms. Grimes was Senior Managing Director, Partner, and Equity Portfolio Manager at Wellington Management Company LLP, an investment management firm from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of Director of Research and Equity Analyst at Wilmington Trust Company, a financial investment and banking services firm from 1988 to 1995. Before that, Ms. Grimes was a Portfolio Manager and Equity Analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes is a member of the Financial Analysts Society of Philadelphia and holds the Chartered Financial Analyst designation. Ms. Grimes began her career as a field engineer in the Atlanta office at IBM after serving for three years in the U.S. Army. Ms. Grimes also has served as a director of Toll Brothers, Inc. and TEGNA, Inc. since March 2019 and February 2020, respectively.

Skills and Expertise

Ms. Grimes work experience will bring strong financial acumen, investment expertise and a returns-focused mindset to Corteva’s Board. Additionally, the Board will benefit from her extensive executive-level experience and leadership abilities and deep understanding of financial accounting and internal financial controls. Ms. Grimes also provides significant risk management experience and provides a valuable investor-oriented perspective to the Board.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Michael O. Johanns
Age 70 Retired United States Senator, Nebraska and former U.S. Secretary of Agriculture

Mr. Johanns served as a U.S. Senator from Nebraska from 2009 until 2015. In the 111th-113th Congresses, his committee assignments included Agriculture, Appropriations, Banking, Commerce, Veterans Affairs, Indian Affairs, and Environment & Public Works. He was United States Secretary of Agriculture from 2005 until 2007 and was twice elected Governor of Nebraska, serving from 1999 until 2005. Mr. Johanns has also served on the board of directors of Deere & Company since 2015. In February 2016, his Presidential nomination as a new board member of the Millennium Challenge Corporation, a bilateral United States foreign aid agency, was confirmed by the United States Senate. Mr. Johanns joined Corteva’s Board in 2019.

Skills and Expertise

As a former U.S. Senator and governor, Mr. Johanns has developed significant leadership qualities from his service in state and federal government, which are valuable to our Board. Additionally, as a result of the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and in his various government roles, including as U.S. Secretary of Agriculture, he developed subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

Rebecca B. Liebert, Ph.D.
Age 53 Executive Vice President, PPG Industries, Inc.

Dr. Liebert is executive vice president at PPG Industries, a publicly traded global manufacturer of paints, coatings, and specialty materials. Dr. Liebert joined PPG in June 2018 and served as the senior vice president automotive coatings until taking her current role in October 2019. Prior to PPG, Dr. Liebert spent a decade at Honeywell in senior roles including most recently serving as president and chief executive officer of Honeywell UOP, which develops technology for the petroleum refining, gas processing, petrochemical production, and major manufacturing industries. She started her career at Honeywell in the Electronic Materials business and moved to UOP in 2012. Earlier, she spent two years at Alcoa as president of Reynolds Food Packaging and started her career at Nova Chemicals. Dr. Liebert joined Corteva’s Board in June 2019.

Skills and Expertise

As an executive at an international manufacturer, Dr. Liebert brings significant leadership skills to the Board and contributes her experiences managing human capital, technology, and scientific development at international organizations.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Marcos M. Lutz
Age 51 Retired CEO, Cosan Limited

Mr. Lutz is former chief executive officer and director of Cosan Limited, a Brazil-based holding company that operates in strategic sectors including agribusiness, fuel and natural gas distribution, lubricants, and logistics. Mr. Lutz served as chief executive officer from April 2015 to April 2020 and served as a director from December 2009 to June 2020. Prior to joining Cosan, he held senior leadership roles at Companhia Siderurgica Nacional (CSN) SA, most recently serving as vice president of infrastructure and energy with responsibility for the company’s hydroelectric plants, logistics, railways, and port terminals. Prior to that, he was the chief operating officer for Ultracargo S.A., Ultra Group’s logistics subsidiary. In addition to serving on the Board of Corteva since June 2019, Mr. Lutz has been a director of Rumo Logist S.A. since 2007. Mr. Lutz previously served as a director at Monsanto Company from May 2014 to June 2018.

Skills and Expertise

Mr. Lutz’s professional experience provides him significant knowledge of the agricultural business and business operations, logistics, and marketing in Brazil, which enables him to contribute his expertise in corporate leadership, strategic analysis, operations, and executive compensation matters.

Nayaki Nayyar
Age 50 Executive Vice President & Chief Product Officer, Ivanti, Inc.

Ms. Nayyar has been Executive Vice President & Chief Product Officer of Ivanti, Inc., a software company specializing in IT asset management and security since July 2020. From October 2016 to June 2020, Ms. Nayyar served as President of Digital Services Management at BMC Software, Inc., a leading enterprise software solutions provider. Prior to joining BMC Software, Inc., Ms. Nayyar served as General Manager and Global Head of the Internet of Things (IoT) division of SAP SE, a leading provider of enterprise application software, from January 2016 to October 2016. She joined SAP SE in 2011, holding the positions of Senior Vice President, Corporate Strategy, from March 2011 to December 2011, and Senior Vice President, SAP Cloud, Customer Engagement, from January 2012 to December 2015. Ms. Nayyar also served as Vice President and Chief Technical Officer, Enterprise Architecture and Application Services, at Valero Energy Corporation, an international petroleum company, from August 2000 to February 2011. Ms. Nayyar has served as a director of Veritone Inc. since October 2018. Ms. Nayyar joined Corteva’s Board in February 2020.

Skills and Expertise

Ms. Nayyar brings to our Board technical expertise in information technology, cybersecurity, artificial intelligence, and digital technologies, along with extensive experience in leading large teams in complex global organizations through acquisitions, technology transitions, and growth phases, each of which provide valuable insight to our Board with respect to the Company’s technology and growth strategies, and cost-savings initiatives.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Gregory R. Page
Age 69 Retired Chairman and CEO, Cargill, Incorporated

Mr. Page is the retired chairman and chief executive officer of Cargill, Incorporated. He served as executive director of Cargill from September 2015 to August 2016, as executive chairman from December 2013 to September 2015, chief executive officer from June 2007 to December 2013, and President from 2000 to 2007. He was elected to the Cargill board of directors in August 2000 and elected chairman of the board in September 2007. Mr. Page joined Cargill in 1974 as a trainee assigned to the Feed Division and over the years held a number of positions in the United States and Singapore, including working with the start-up of a poultry processing operation in Thailand, the beef and pork processing operations of Cargill’s Excel subsidiary in Wichita, Kansas, and the Financial Markets Group in Minneapolis. Mr. Page serves as a member of the board of directors of Eaton Corporation plc (since 2003), Deere & Company (since 2013), and 3M (since 2016). He is former-chair of the board of directors of Big Brothers Big Sisters of America and former president of the Northern Star Council of the Boy Scouts of America and continues to serve on both boards. He also serves on the board of Alight (formerly known as the American Refugee Committee). Mr. Page joined Corteva’s Board as the independent chair in June 2019.

Skills and Expertise

As the retired chairman and former chief executive officer of one of the largest global agricultural corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets and agriculture, and a thorough familiarity with the key operating processes of a major corporation, including financial systems, global market dynamics, and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational, and strategic matters.

Kerry J. Preete
Age 60 Retired Executive Vice President and Chief Strategy Officer, Monsanto Company

Mr. Preete had an extensive career at the Monsanto Company, where he worked for over thirty years in roles of increasing responsibility. Mr. Preete served as the Executive Vice President and Chief Strategy Officer for Monsanto, from 2010 until his retirement in June 2018, and agreed to stay on as an employee of Bayer AG after Monsanto’s acquisition through December 2018. Prior to that, Mr. Preete served as the President of Global Crop Protection and Chemicals, from 2009 to 2010, as the Vice President of International Crops Business, from 2008 to 2009, as the President of Seminis Vegetable Seeds, from 2005 to 2008, as the Vice President of U.S. Markets, from 2001 to 2005, as the Vice President of Global Product Management, from 1999 to 2001, and as the Director of Global Product Stewardship and Chemicals, from 1998 to 1999. Earlier in his career at Monsanto, Mr. Preete held various position in the marketing and distribution groups, from 1985 to 1998, including as U.S. Marketing Director. Mr. Preete has served on the board of directors of Univar Solutions Inc, a global chemical and ingredient distributor, since May 2018 and of Avient Corporation (f/k/a PolyOne Corporation), a specialized provider of polymer materials, services and solutions, since December 2013.

Skills and Experience

Mr. Preete brings to the Board broad business and regulatory acumen and deep knowledge of agricultural products, chemicals, and technology-based solutions from his decades of executive leadership and public chemical company board experiences.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Patrick J. Ward
Age 57 Retired CFO, Cummins Inc.

Mr. Ward served as chief financial officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies, from May 2008 until March 2019. He held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller. Mr. Ward previously served as a director of EID from 2013 until the effective date of the Merger when he became a director of DowDuPont. Mr. Ward served as a director of DowDuPont until June 2019 when he joined Corteva’s Board.

Skills and Expertise

From his experiences as chief financial officer and in management of a global public company, Mr. Ward brings in depth of skills with respect to complex financial reporting, finance, and public accounting. Mr. Ward also provides significant capital markets, investment management, and investor relations experience.

✔	AGENDA ITEM 1: ELECTION OF DIRECTORS The Board of Directors recommends that you vote FOR all 13 director nominees.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

Corteva compares its non-employee director compensation programs, designs, and compensation elements to the same peer group used for executive compensation, as described in the “Peer Group and Benchmarking” section of the Compensation Discussion and Analysis. Corteva targets the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to Corteva’s non-employee directors in 2020.

Non-Employee Directors’ Fees

The 2020 directors’ fees as stated below are paid only to directors who are not employees of Corteva. An overview of the 2020 Compensation Elements is provided below. Equity retainers or fees are issued as restricted stock unit (“RSUs”) that may not be transferred or sold until the director’s retirement from the Board.

Compensation Element	($)
Cash Retainer	115,000
Equity Retainer	170,000
Total Retainer	285,000
Board Chair Cash Retainer	60,000
Board Chair Equity Retainer	90,000
Total Board Chair Retainer	150,000
Annual Committee Chair Fees
Audit	35,000
People & Compensation	25,000
All Other	20,000

Director Compensation for 2020

The directors’ annual cash retainers, chair fees and equity retainers for 2020 are prorated by length of appointment.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
Lamberto Andreotti	140,000	170,235	—	300	310,535
Edward Breen(e)	38,333	—	—	100	38,433
Robert A. Brown	135,000	170,235	—	110,809	416,044
Klaus A. Engel	115,000	170,235	—	300	285,535
Michael O. Johanns	115,000	170,235	—	300	285,535
Lois D. Juliber	115,000	170,235	10,846	124,021	420,102
Rebecca B. Liebert	115,000	170,235	—	300	285,535
Marcos M. Lutz	115,000	170,235	—	300	285,535
Nayaki Nayyar	98,807	198,520	—	275	297,602
Gregory R. Page	203,333	260,067	74	19,921	483,395
Lee M. Thomas	115,000	170,235	—	300	285,535
Patrick J. Ward	150,000	170,235	—	300	320,535
(a)

For Mr. Breen, represents fees paid prior to his resignation from the Board. For Ms. Nayyar, represents a prorated annual retainer paid between her appointment to the Board and the end of the calendar year. For Mr. Page, the retainer includes the prorated portion of the higher Chair fee that was in effect from June 2019 through May 2020 of $80,000.

(b)

The number of RSUs granted was determined by dividing the value of the 2020 grant ($170,000) by the closing price of Corteva common stock on the grant date and rounding up to the next multiple of 10. The April 28, 2020 RSU grant for all directors other than Ms. Nayyar and Mr. Page had a full grant date fair value of $26.19 per share with a total value of $170,235 in accordance with the same standard applied for financial accounting purposes. The RSU grant to Ms. Nayyar had a total value of $198,520, as it included an additional number of units granted to reflect her service between her appointment to the Board and the Annual Meeting of Stockholders, at which the Director’s annual RSU grant is made. The RSU grant to Mr. Page had a total value of $260,067, as it included the portion of his Board Chair Retainer which is delivered in the form of equity.

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(c)

Represents the estimated change in the actuarial present value of Ms. Juliber’s accumulated pension benefits under Historical DuPont’s discontinued Retirement Income Plan for Non-Employee Directors. Also includes for Ms. Juliber and Mr. Page the value of above-market earnings on nonqualified deferred compensation balances, the total amount of which for Ms. Juliber and Mr. Page was $181 and $74, respectively.

(d)

Includes accidental death and disability insurance premiums, along with accruals made in 2020 for Dr. Brown and Ms. Juliber under Historical DuPont’s discontinued Directors’ Charitable Gift Plan, of which Dr. Brown and Ms. Juliber are the only members of the Board that participate in the plan. For Dr. Brown and Ms. Juliber, the amounts accrued under the Historical DuPont Charitable Gift Plan were $110,509 and $109,426, respectively. Corteva allows directors to use its corporate aircraft for personal use for reasons of safety and for the Company’s preference and convenience. For Mr. Page and Ms. Juliber this amount also includes $14,295 and $19,621, respectively, for personal travel for the Company’s convenience on the Company’s aircraft. Due to COVID-19 personal flights for directors were permitted in 2020 to reduce the directors’, and where applicable their families’, threat of exposure in order to avoid potential exposure to other employees (many of whom are considered essential workers). The value of personal aircraft usage reported above is based on the actual direct operating costs for operating the aircraft, including jet fuel, maintenance, crew travel, catering, inflight wi-fi data usage, and airport related fees. Since the corporate aircraft are used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip-related hangar expenses.

(e)	Mr. Breen retired from Corteva’s Board effective April 28, 2020.

Non-Employee Directors Stock Grant

In April 2020, each non-employee director serving on the Board, except for Ms. Nayyar and Mr. Page, received a grant of 6,500 RSUs, with provisions limiting transfer until retirement from service on the Board. Ms. Nayyar joined the Board in February 2020, and in addition to the grant of 6,500 RSUs, received an additional grant of 1,080 RSUs on the same date, on identical vesting terms, to reflect her service on the Board prior to the annual award grant date. Mr. Page received a grant of 9,930 RSUs, which reflects the equity portion of his non-executive chair fee in addition to the equity portion of his non-employee director retainer.

Non-Employee Directors Stock Ownership Guidelines

The Company’s stock ownership guidelines require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Equity is a key component of director compensation in order to align their interests with those of the Company’s stockholders. In order to ensure the non-employee directors meet the guidelines, the Company’s stock ownership guidelines also require the director to hold all equity compensation until his or her retirement from the Board. The equity retainer award will not vest until the non-employee director retires from the Board. As of December 31, 2020, the non-employee directors were in compliance with the stock ownership guidelines, or are anticipated to reach their guideline within the prescribed timeframe.

Non-Employee Directors Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited or deferred to a Stock Accumulation and Deferred Compensation Plan for non-employee directors. Under the plan, a director may defer all or part of the Board retainer and Committee Chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. As part of the retention requirements, equity grants will be held until retirement. However, a director may defer payments beyond retirement.

Business Travel Accident Insurance for Non-Employee Directors

The Company maintains business travel accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on Corteva business.

Historical DuPont Directors’ Retirement Income Plan

In 1998, Historical DuPont discontinued its legacy retirement income plan for non-employee directors. Non-employee directors who began their service on the Historical DuPont Board prior to the plan’s discontinuation continue to be eligible to receive benefits under the plan. Upon retirement, annual benefits payable under the plan equal one-half of the annual board retainer (up to $85,000 and exclusive of any Committee compensation and stock, RSU, or stock option grants) in effect at the director’s retirement. Benefits are payable for the lesser of life or ten years. Ms. Juliber is the only non-executive director eligible to participate in this plan.

Historical DuPont Directors’ Charitable Gift Plan

In October 2008, Historical DuPont discontinued its legacy Historical DuPont charitable gift plan with respect to future directors. Under this plan after the death of the director, DuPont donated five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by Historical DuPont.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

A director was fully vested in the plan after five years of service as a director or upon death or disability. The plan is unfunded. Historical DuPont does not purchase insurance policies to satisfy its obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of EID. Employee directors were able to participate in the plan if they made a required annual contribution. Dr. Brown and Ms. Juliber are the only non-executive directors eligible to participate in this plan.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows the Equity Compensation Plan Information as of December 31, 2020 for Corteva, Inc.

	(1)	(2)	(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity Compensation Plans Approved by Security Holders	15,363,353	$34.21	14,359,840

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Corteva’s common stock as of February 16, 2021, except as noted, for (i) each Director of the Company, (ii) each nominee for director, (iii) each of our named executive officers listed in the Summary Compensation Table, (iv) all directors and executive officers as a group, and (v) each person beneficially owning more than 5% of the outstanding shares of Corteva’s common stock.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)
Lamberto Andreotti	0		0	0	*
Robert A. Brown	48		0	48	*
Meghan Cassidy	15,116		62,989	78,105	*
James C. Collins, Jr.	219,589		483,270	702,859	*
Samuel Eathington	0		0	0	*
Klaus A. Engel	18,393		0	18,393	*
David C. Everitt	1,271		0	1,271	*
Gregory R. Friedman	41,065		97,695	138,760	*
Cornel B. Fuerer	27,129		41,685	68,814	*
Rajan Gajaria	45,726		75,330	121,056	*
Timothy P. Glenn	69,690		127,489	197,179	*
Janet P. Giesselman	458		0	458	*
Karen H. Grimes	0		0	0	*
Michael O. Johanns	0		0	0	*
Lois D. Juliber	738		0	738	*
Rebecca B. Liebert	44		0	44	*
Marcos M. Lutz	35,000		0	35,000	*
Nayaki Nayyar	0		0	0	*
Gregory R. Page	10,542		0	10,542	*
Kerry J. Preete	2,500		0	2,500	*
Lee M. Thomas	6,106		0	6,106	*
Brian J. Titus	8,372		32,071	40,443	*
Patrick J. Ward	1		0	1	*
All Directors and Executive Officers as a Group (23 persons)(d)	501,788		920,529	1,422,317	*
Certain Other Owners:
The Vanguard Group	85,050,272	(e)			11.36%
BlackRock, Inc.	64,556,175	(f)			8.70%
State Street Corporation	42,528,693	(g)			5.68%

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(a)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares, or shares held in trust for the benefit of the named party in the EID Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)

This column includes any shares that the person could acquire through April 17, 2021, by (1) exercise of an option granted; (2) performance shares to be delivered; or (3) the vesting of restricted stock units. To the extent that these shares have not been issued as of the record date, they cannot be voted at the 2021 Meeting.

(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of February 16, 2021.
(d)	The address for all directors and executive officers is c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, DE 19805.
(e)

Based on a Schedule 13G/A filed by The Vanguard Group on February 10, 2021 with the SEC reporting beneficial ownership as of December 31, 2020. The Vanguard Group has sole voting power over 0 shares, shared voting power over 1,202,255 shares, sole dispositive power over 81,808,565 shares, and shared dispositive power over 3,241,707 shares. The Vanguard Group‘s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(f)

Based on a Schedule 13G filed by BlackRock, Inc. on January 29, 2021 with the SEC reporting beneficial ownership as of December 31, 2019. BlackRock, Inc. has sole voting power over 57,727,383 shares, sole dispositive power over 64,556,175 shares, and shared voting or dispositive power over 0 shares, BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(g)

Based on a Schedule 13G filed by State Street Corporation on February 12, 2021 with the SEC reporting beneficial ownership as of December 31, 2020. State Street Corp. has shared voting power over 32,323,720 shares, and shared dispositive power over 42,478,889 shares. State Street Corporation’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

*	Less than 1% of the total shares of Corteva common stock outstanding.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Corteva’s compensation philosophy is to provide pay for performance in support of our long-term business objectives, as well as the achievement of annual targets. Since establishing itself as an independent company after its Separation from DowDuPont, which occurred in June 2019, Corteva has been focused on growing its business as a pure-play agricultural company leveraging differentiated, world-leading innovation capabilities to provide best-in-class germplasm and traits in its seed segment, creating many new products from an innovative pipeline such as BrevantTM, RinskorTM, ArylexTM and the EnlistTM soybean trait which could be carried by 30% of the soybean units in North America, and increasing our emphasis on higher-margin patented & differentiated products in our crop protection segment.

The COVID-19 pandemic made 2020 a year of profound societal and economic disruption globally. Despite these challenges, our team rapidly implemented comprehensive plans to keep our people, customers, and communities safe, our employees healthy, and our supply chains running smoothly. Underpinning Corteva’s progress was strong organic revenue growth for 2020, with gains across both its business segments and across all regions. Corteva also demonstrated its commitment to cost reductions in 2020 by managing spending and delivering on its productivity programs. These long-term savings were mostly offset in 2020 by headwinds from higher input costs and investments to support growth, in addition to unfavorable currency fluctuations that were exacerbated by the impact of the COVID-19 pandemic.

Nevertheless, Corteva delivered more than $660 million to stockholders via dividends and share repurchases, and its strong capital allocation has accelerated its plans to complete its $1 billion share repurchase program. During 2020, our Total Shareholder Return (TSR)2 was 33.5%, outperforming the TSR of the S&P 500 over the same period by approximately 15 percentage points.

Last year, our say-on-pay proposal received the support of 91.7% of votes cast — a significant indication that our stockholders support our compensation program. While we were encouraged by the significant level of support, we have continued our robust stockholder outreach efforts. In 2020, our directors and members of management continued our engagement efforts by offering to meet with stockholders holding over 54% of our common shares and ultimately meeting with stockholders representing approximately half of our common shares, in each case, outstanding as of December 31, 2020, including over 57% of the common shares held by our 50 largest stockholders. In meetings with our directors, stockholders also had the opportunity to speak to independent directors without members of management present. These meetings included institutional investor executives, governance leads, and portfolio managers, among others. We solicited feedback from stockholders regarding their views as to our business strategy, corporate governance policies, sustainability initiatives, and human capital management and compensation practices. Stockholders expressed support for the structure of our ongoing compensation program. The Board welcomed these opportunities to discuss our compensation program with stockholders and took that feedback into consideration as we continued to evolve our compensation program and other governance policies.

For 2020 we continued to take action with respect to our compensation program to further align our executive management’s compensation with our stockholders’ interests, including, among others, the following:

•

granted long-term incentives solely as performance-based stock units and stock options for our executive management, which strengthens our philosophy of providing a significant portion of our NEO’s annual compensation in the form of at-risk, performance-based equity;

•

added Organic Revenue Growth as a second performance metric under our annual short-term incentive program to further incentivize behaviors we believe will be the foundation for prudent, long-term growth;

•

despite the operational challenges and economic uncertainty caused by the COVID-19 pandemic, we maintained the performance goals established prior to the COVID-19 pandemic for all our incentive awards and did not exercise discretion to make payments in excess of actual performance or grant any make whole awards; and

•	continued the post-Separation process of moving our NEOs’ compensation on a glidepath to the median of our peer group.

[2]	TSR is calculated using the volume weighted average price at January 1, 2020 through December 31, 2020 with dividends reinvested.

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COMPENSATION DISCUSSION AND ANALYSIS

The contributions of Corteva’s executive leadership through the COVID-19 pandemic and other disruptions over the last year were a key component to the strength and durability of its strategy. While acknowledging Corteva’s success in weathering such challenges and the immense contributions from our executive leadership team during the COVID-19 pandemic, our Committee determined that our NEOs should remain subject to the performance goals established prior to the COVID-19 pandemic.

For further information regarding how we use and calculate Operating EBITDA and Organic Revenue Growth, see the table and accompanying footnotes under 2020 PRP PERFORMANCE AND PAYOUT FACTOR below.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

Corteva’s executive compensation programs are designed to attract, engage, reward, and retain the high-quality executives necessary to lead the Company and execute our business strategy in alignment with the best interests of stockholders. Corteva provides compensation through an appropriate mix of fixed and variable compensation, short-term and long-term incentives, and cash-based and equity-based pay. Its executive compensation programs target the market median for each of the key compensation components.

Corteva compensation programs are designed and administered to follow these core principles:

•	Reinforce Corteva’s business objectives and the creation of sustainable long-term stockholder value;
•	Align executives’ interests with stockholders’ interests by weighting a significant portion of compensation on long-term performance programs designed to drive sustained stockholder returns;
•	Establish a strong link between pay and performance that support growth and innovation without encouraging or rewarding excessive risk; and
•	Recognize and support outstanding individual performance and behaviors, consistent with clear goals and objectives.

This section summarizes the objectives and elements of Corteva’s executive compensation program and discusses and analyzes the 2020 compensation decisions by the Committee regarding our Named Executive Officers (“NEOs”). For 2020, Corteva’s NEOs are:

• James C. Collins, Jr., Chief Executive Officer • Gregory R. Friedman, Executive Vice President and Chief Financial Officer (1) • Rajan Gajaria, Executive Vice President, Business Platforms	• Timothy P. Glenn, Executive Vice President, Chief Commercial Officer • Cornel B. Fuerer, Senior Vice President, General Counsel

(1)	On February 4, 2021, Mr. Friedman provided notification to the Company of his intention to retire from the Company. Mr. Friedman will continue in his role as the Company searches for his replacement.

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COMPENSATION DISCUSSION AND ANALYSIS

We regularly review best practices in governance and executive compensation to evaluate that our programs align with our core principles. Here are some of the compensation practices we follow:

2020 COMPENSATION PRACTICES AND POLICIES

What We Do

✓	Use performance metrics to align pay with performance, with a structure designed to discourage excessive risk-taking, including utilizing caps on incentive plan payouts

✓	Balance short-term and long-term incentives using multiple performance metrics, which balance achieving near-term targets with investing for sustainable long-term growth through innovation

✓	Set rigorous stock ownership and retention requirements for NEOs (values equal to a target multiple of base salary)

✓	Maintain a compensation clawback policy

✓	Employ an independent compensation consultant to review and advise on executive compensation

✓	Use tally sheets

✓	Regularly review the People and Compensation Committee (the “Committee”) Charter to ensure independence and adherence to best practices and priorities

✓	Regularly review our peer group with the Committee to ensure appropriate benchmarking of our compensation programs

✓	Conduct annual say-on-pay votes

What We Don’t Do

×	Enter into employment agreements

×	Enter into severance agreements or maintain plans and programs that include single-trigger change-in-control provisions

×	Establish or allow excessive compensation practices that encourage excessive risk-taking

×	Allow short sales, hedging, margin accounts, or pledging of Corteva securities by our executives and directors

×	Reload, reprice, or backdate stock options

×	Grant stock options with an exercise price less than fair market value

×	Provide tax gross-ups on benefits and perquisites (except for limited mobility benefits)

×	Pay dividends on unvested or unearned performance share units

Stockholder Feedback

The Committee believes stockholder advisory votes on executive pay (“say-on-pay”) are an important element of stockholder feedback and holds say-on-pay votes annually. As noted above, at our 2020 Annual Meeting of Stockholders, 91.7% of votes cast by stockholders were in favor of the Company’s say-on-pay proposal, reflecting continuing support for the Corteva’s compensation programs and practices. As discussed elsewhere in this proxy statement, we offer to engage with stockholders regarding the Company’s business strategy, corporate governance policies, sustainability initiatives, and human capital management and compensation practices. Based upon the feedback from these engagements, we believe our 2020 compensation program design to be well aligned with the practices expected by our stockholders.

Summary of Our 2020 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2020 reflected both our Company performance, including significant organic revenue growth globally across its segments, and our executive compensation philosophy of aligning pay with performance. Despite the COVID-19 pandemic, the Committee decided to focus on the long-term and left in place the already established 2020 goals and metrics for our short- and long-term incentive programs. While acknowledging Corteva’s success in weathering the challenges presented by the COVID-19 pandemic and the immense contributions from our executive leadership team during the COVID-19 pandemic, our Committee determined that our NEOs should remain subject to the performance goals established prior to the COVID-19 pandemic.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

In 2020, we added Organic Revenue Growth as a performance metric under our short-term incentive program, the Corteva Performance Reward Plan (“PRP”), to further incentivize behaviors we believe will be the foundation for prudent long-term growth and strengthen the alignment of our executives’ compensation with our stockholders’ interests. The NEO average payout factor was 106.5% of target, which is based on performance against an Organic Revenue Growth target of 5.0% and Operating EBITDA target of $2.2 billion, as well as the impact of individual performance assessments. For further discussion, please see 2020 Compensation Decisions —Our Annual Compensation Program.

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Performance-based restricted stock units (“PSUs”) were granted in the first quarter of 2020, with performance to be assessed over a period of three years. These PSU awards utilize Return on Invested Capital (“ROIC”) and Operating EPS Growth, equally weighted, to align with the Company’s strategic priorities. Stock options were also granted in the first quarter of 2020, vesting in equal installments, which enhances the link between our NEOs’ compensation and our stockholders’ returns on their investment.

2020 Long-Term Incentive Awards

In 2020, we eliminated the use of time-based RSUs for the annual LTI awards granted to our NEOs in order to better align with our philosophy of providing a significant portion of annual compensation in the form of at-risk, performance-based equity. As a result, our LTI program as applicable to our NEOs will consist solely of PSUs and stock options. For 2020, our LTI program for NEOs consisted of a mix of PSUs and stock options, split 60% and 40%, respectively.

Name	2020 LTI — PSU Value*	2020 LTI — Stock Option Value*	2020 LTI — Total Value
James C. Collins, Jr.	$4,500,000	$3,000,000	$7,500,000
Gregory R. Friedman	870,000	580,000	1,450,000
Rajan Gajaria	675,000	450,000	1,125,000
Timothy P. Glenn	675,000	450,000	1,125,000
Cornel B. Fuerer	540,000	360,000	900,000
*

Reflects the value the Committee considered when making the PSU awards and stock awards, respectively, for 2020. These values differ slightly from the grant date fair value of equity awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table, which value the awards at the closing price of Corteva Common Stock on the date of grant.

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers and recommends CEO compensation to the independent Board members for their approval. The NEOs are the Company’s CEO, the Chief Financial Officer, and the three next most highly compensated executive officers.

In 2020, the Committee retained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to Corteva other than those for the Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

Oversight Responsibilities for Executive Compensation

The table below summarizes the distribution of oversight responsibilities related to executive compensation.

People and Compensation Committee

•  Establishes executive compensation philosophy

•  Approves incentive compensation programs and target performance expectations for PRP and the PSU component of long-term incentive (“LTI”) awards

•  Approves all compensation actions for the executive officers, other than the CEO, including base salaries, target and actual PRP awards, and LTI grants, including target and actual PSU awards

•  Recommends to the independent Board members compensation actions for the CEO, including base salary, target and actual PRP award, and LTI grant, including target and actual PSU award

All Independent Board Members	• Evaluates the performance of the CEO • Approves all compensation actions for the CEO, including base salary, target and actual PRP award, and LTI grant, including target and actual PSU award
Independent Committee Consultant — Cook

•  Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation, and executive compensation trends

•  Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the other executive officers • Recommends compensation targets and actual awards for the other executive officers to the Committee

In addition to Company performance, the Committee considers a broad array of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, tally sheets, and stockholder feedback. Our compensation programs are dynamic, and the Committee actively updates such programs in response to changing circumstances to ensure that our executive officers’ compensation is aligned with our stockholders’ interests.

We Conduct a Competitive Analysis

Peer Group Analysis

To ensure a complete and robust picture of the overall compensation environment, and to provide consistent comparisons against which to benchmark compensation for the CEO and other NEOs, we utilize a select group of peer companies (“peer group”) to:

•	Benchmark pay design including mix and performance criteria
•	Test the link between pay and performance
•	Determine the competitiveness of the compensation paid to our NEOs

The peer group generally reflects the agricultural and chemical industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria requiring peer group companies be:

•	Publicly traded U.S. companies and select non-U.S. based companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons
•	Direct business competitors
•	Companies similar in size to Corteva — 1/3X to 3X revenue and market capitalization criteria

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COMPENSATION DISCUSSION AND ANALYSIS

Based upon the criteria it established, the Committee, in consultation with Cook and with management, initially established the following peer group in connection with its Separation:

3M Company	Deere & Company	Nutrien Ltd.

Air Products and Chemicals, Inc.	Eastman Chemical Company	Perrigo Company plc

Archer-Daniels Midland Company	Ecolab Inc.	PPG Industries, Inc.

Avery Dennison Corporation	FMC Corporation	The Sherwin-Williams Company

Celanese Corporation	Honeywell International Inc.	Zoetis Inc.

The Committee most recently reviewed Corteva’s Peer Group in July 2020, and no changes to its composition were determined to be appropriate.

Published Compensation Surveys

In addition to benchmarking our compensation programs against our peer group, the Committee utilizes data obtained from published compensation surveys. The data utilized from these surveys represents large companies with median revenue comparable to Corteva’s. Data obtained from these published surveys are used in conjunction with peer group data in assessing the compensation of our NEOs, and are used as a secondary source of data for assessing the compensation of our CEO.

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on retention linkages. This helps the Committee confirm that there are no unintended consequences of its actions.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of Corteva’s executive compensation program align with its executive compensation philosophy.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Base salary	• Provides regular source of income for NEOs • Provides foundation for other pay components (i.e., PRP targets expressed as a percentage of base salary)	Based on a range of factors, including peer data, market pay surveys, business results, and individual performance Targeted at approximately market median
PRP awards	• Align executives with annual goals and objectives • Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on performance of Company, modified as applicable by individual performance Target award is approximately market median
LTI awards

•  Link pay and performance — accelerate growth, profitability, and stockholder return

•  Align the interests of executives with stockholders

•  Balance plan costs, such as accounting and dilution, with employee-perceived value, potential earning opportunity, and employee share ownership objectives

Actual value realized is based on Company performance over a multi-year time frame and/or is linked to stock price Targeted at approximately market median

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, Corteva targets a significant portion of our NEOs’ compensation to be “at risk”, tying each NEO’s compensation to the Company’s financial performance, the executive’s continued employment

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COMPENSATION DISCUSSION AND ANALYSIS

with the Company, and the performance of the Company’s common stock as indicated by our share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

2020 TARGET COMPENSATION MIX AND “PAY AT RISK”

CEO	Other NEOs

•  90% of targeted Total Direct Compensation (“TDC”) for the CEO at risk

•  18% of the at-risk pay is tied to achievement of annual incentive goals, and 82% is tied to achievement of financial goals and/or share price over a multi-year period

•  On average, 73% of TDC for the other NEOs is at risk

•  On average, 34% of the at-risk pay is tied to achievement of annual incentive goals, and 66% is tied to achievement of financial goals and/or share price over a multi-year period

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with additional compensation elements including: health and welfare, vacation, and other benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Standard health, welfare, vacation, and other benefits provided to other employees	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median in the aggregate
Non-qualified retirement and deferred compensation plans provided to other employees

•  Nonqualified retirement plans that restore benefits above the Internal Revenue Code (“IRC”) limits for tax-qualified retirement plans as provided to other eligible employees

•  Nonqualified deferred compensation plan that allows for deferral of base salary, PRP and LTI awards

Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
Change in Control and Executive Severance benefits

•  Severance benefits upon a change in control and qualifying termination (double-trigger) provided to ensure continuity of management in a potential change in control environment

•  A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within a defined period surrounding the change in control (see Change in Control and Executive Severance Benefits below for more details)

•  Severance benefits not associated with a change in control provided as a component of overall competitive compensation and benefit employment package at senior executive levels in the organization

Benefits provided are a function of both the termination reason (i.e., whether or not associated with a change in control) and the executive level
Limited perquisites	• Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

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COMPENSATION DISCUSSION AND ANALYSIS

Change in Control and Executive Severance Benefits

To ensure that executives remain focused on Company business during a period of uncertainty that may arise in the case of a potential change in control, and to maintain the competitiveness of our overall executive compensation and benefit offerings, the Company maintains the Corteva, Inc. Change in Control and Executive Severance Plan. Each of the NEOs is a participant in the plan. For any benefits to be earned under the plan in association with a change in control, a change in control must occur and the executive’s employment must be terminated within two years following the change in control event, either by the Company without cause or by the executive for good reason (often called a “double trigger”).

The plan requires a release of claims as a condition to the payment of benefits and includes one-year non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions. For additional information about benefits under the Change in Control and Executive Severance Plan see Potential Payments Upon Termination or Change in Control.

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on Corteva’s performance objectives and encouraging appropriate levels of risk-taking. In 2020 the Committee engaged Cook to perform a risk assessment of its compensation programs. Cook’s review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, and payment timing and adjustments, as well as other mitigating program elements noted below. Cook’s analysis determined, and the Committee concurred, that Corteva’s compensation programs do not encourage behaviors that would create undue material risk for Corteva.

Payout Limitations or Caps

Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the PRP and PSU programs are capped at 200% to protect against excessive payouts.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of Corteva Common Stock with a value equal to a specified multiple of base pay. These targets are 6, 4, and 3 times base salary for Corteva’s CEO, executive vice presidents, and senior vice presidents, respectively.

Stock ownership guidelines also include a retention ratio requirement. Under the guidelines, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable withholding taxes and/or exercise price, as applicable.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels. While NEOs are generally expected to reach these targets in five years, Messrs. Collins and Glenn have met their ownership guideline.

Compensation Recovery Policy (Clawback)

The Company has instituted a compensation recovery policy that covers each current and former employee of Corteva or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”) awarded following the adoption of the policy, including each of our NEOs. Under our policy, if a Grantee engages in misconduct, then at the discretion of the Committee:

•	He/she may forfeit any right to receive any future awards or other equity-based incentive compensation; and/or
•	The Company may demand repayment of any awards or cash payments already received by a Grantee.

“Misconduct” for purposes of our policy means any of the following:

•	The Grantee’s employment or service is terminated for cause;
•	There has been a breach of a noncompete or confidentiality covenant set out in any employee agreement or arrangement with the Company; or

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COMPENSATION DISCUSSION AND ANALYSIS

•

There has been a willful violation of the Company’s Code of Conduct or other Company policies that causes significant financial or reputational harm to the Company (including but not limited to conduct that results in an accounting restatement).

In addition, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under securities law, the Company may require reimbursement or forfeiture of any excess incentive-based compensation received by the Grantee over the amount that would have been paid to the Grantee had it been paid on the restated results. In any case, should the Company demand reimbursement of amounts paid to a Grantee, the Grantee will be required to provide such repayment within ten (10) days following such demand.

Corteva’s policy provides for a greater range of events under which the Committee may seek to recover compensation paid to or earned by an executive than those considered by the SEC in its rules proposed under the Dodd-Frank Act. The Company will continue to monitor developments related to the proposed rules, and will amend its policy to the extent required should the proposed rules become final.

Prohibition on Hedging and Pledging of Company Common Stock

Our insider trading policy includes an “anti-hedging” provision that prohibits directors and executive officers and certain of their related persons (such as certain of their family members and entities they control) from engaging in hedging transactions and short sales with respect to the securities of the Company or its subsidiaries. Our insider trading policy also prohibits our directors and executive officers from holding securities of the Company or its subsidiaries in a margin account and the pledging of any of these securities as collateral for a loan. Our insider trading policy strongly recommends that other employees not engage in hedging and pledging transactions.

2020 COMPENSATION DECISIONS

The Committee, at least annually, assesses the compensation of our NEOs relative to market. The compensation of our NEOs was generally below the median of our peer group in 2019 and again in 2020, and the Committee expects to continue moving the total compensation of our NEOs toward the median of our peer group.

Our Annual Compensation Program

Annual Base Salary

In setting 2020 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included peer group competitiveness, broader market competitiveness, internal equity, and individual performance. In 2020, none of our NEOs received salary increases, as noted in the table below:

Name	Base Salary as of January 1, 2020	Base Salary as of December 31, 2020	Increase %
James C. Collins. Jr.	$1,050,000	$1,050,000	0%
Gregory R. Friedman	$675,000	$675,000	0%
Rajan Gajaria	$625,000	$625,000	0%
Timothy P. Glenn	$625,000	$625,000	0%
Cornel B. Fuerer	$580,000	$580,000	0%

Annual Short-Term Incentives

Our PRP design for 2020 ensures that our executives maintained a strong focus on financial metrics closely linked to stockholder value creation over time. As described above, in 2020, we added Organic Revenue Growth as a performance metric under the PRP to further incentivize behaviors we believe will be the foundation for prudent, long-term growth and strengthen the alignment of our executives’ compensation with our stockholders. For 2020, the PRP awards were based on the below formula, measures, and weightings. The Committee approves the plan design and the factors for these metrics at the beginning of each fiscal year.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 PRP PERFORMANCE AND PAYOUT FACTOR

The table below highlights the business performance ranges for the Operating EBITDA and Organic Revenue Growth metrics, the 2020 results relative to the business performance, and the payout factor for the PRP:

Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Payout Factor %
Operating EBITDA(1)	$1,870	$2,200	$2,530	$2,087	82.9%	75%	62.1%
Organic Revenue Growth(2)	2.5%	5.0%	7.5%	8.1%	200%	25%	50.0%
Total Weighted Payout Factor							112.1%
[1]

Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net, and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.

[2]	Organic Revenue Growth is defined as the year-over-year change in net sales over the existing net sales, excluding the impact of currency and portfolio changes.

As noted above, the COVID-19 pandemic made 2020 a year of profound societal and economic disruption globally. Despite these challenges, Corteva demonstrated continued resiliency and worked aggressively to keep its employees and customers safe, its supply chains open, and its growth commitments on track. The contributions of Corteva’s executive leadership through the pandemic and other disruptions over the last year were a key component to the strength and durability of its strategy. While acknowledging Corteva’s success in weathering such challenges and the immense contributions from our executive leadership team during the COVID-19 pandemic, the Committee determined that our NEOs should remain subject to the performance goals established, prior to the COVID-19 pandemic, under the PRP. As a result of the decisions described above, total compensation levels for our NEOs declined in 2020 and the total compensation of our NEOs was below the median of our peer group.

The individual performance factor (“IPF”) is determined by the Committee using a holistic analysis that includes, among other factors, individual performance within the executive’s defined role, overall performance of the Company and the extent to which the executive’s contribution contributed to that performance, and the extent to which benefits have accrued to our stockholders as a result of the executive’s contributions.

The Committee, and in the case of Mr. Collins the independent members of the Board, approved the following payouts under the 2020 PRP for each of our NEOs:

Name	Year End Base Salary ($) (a)	PRP Target Percent (b)	PRP Target Amount ($) (c)	Company Component (d)	IPF – Committee Assessment (e)	Total PRP Payment Percent (f)	Total PRP Payout Amount ($)
			(a * b)			(d * e)	(c * f)
James C. Collins. Jr.	1,050,000	150%	1,575,000	112.1%	90%	100.9%	1,589,018
Gregory R. Friedman	675,000	100%	675,000	112.1%	80%	89.8%	605,340
Rajan Gajaria	625,000	100%	625,000	112.1%	95%	106.5%	665,594
Timothy P. Glenn	625,000	100%	625,000	112.1%	110%	123.3%	770,688
Cornel B. Fuerer	580,000	85%	493,000	112.1%	100%	112.1%	552,653

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COMPENSATION DISCUSSION AND ANALYSIS

Our Long-Term Incentive Program

In 2020, we eliminated the use of time-based RSUs for the annual LTI awards granted to our NEOs in order to better align with our philosophy of providing a significant portion of annual compensation in the form of at-risk, performance-based equity. As a result, our LTI program as applicable to our NEOs will consist solely of PSUs and stock options, all based on fair value on the grant date. The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to our NEOs:

	PSUs	Stock Options
2020 LTI mix	• 60%	• 40%
Performance drivers	• ROIC (weighted at 50% of PSU component) • Operating EPS Growth (weighted at 50% of PSU component)	• Stock price appreciation (longer-term)
Objectives	• Focus on value creation for stockholders through metrics highly correlated to stockholder returns • Provide strong line of sight to participants	• Stockholder alignment • Link to long-term business objectives
Program design

•  At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on performance against ROIC and Operating EPS Growth metrics

•  PSUs are based on a three-year performance period and are awarded annually to each NEO at the beginning of the cycle

• Options vest in one-third increments over three years • Ten-year term • Nonqualified stock option grants are made annually at the closing price on the date of grant • No repricing stock options

Beginning in 2020, annual awards to employees, including NEOs, are made at a pre-established date during the month of February. This allows sufficient time for the market to absorb the announcement of annual earnings, which is typically made during the fourth week of January. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant. The actual number of shares earned for the PSUs granted in 2020 will be based on performance relative to Corteva’s ROIC and Operating EPS Growth metrics for the performance period, covering January 2020 through December 2022.

2020 Long-Term Incentive Awards

As noted above, for 2020, our LTI program for NEOs consisted of a mix of PSUs and stock options, split 60% and 40%, respectively.

Name	2020 LTI — PSU Value*	2020 LTI — Stock Option Value*	2020 LTI — Total Value
James C. Collins, Jr.	$4,500,000	$3,000,000	$7,500,000
Gregory R. Friedman	870,000	580,000	1,450,000
Rajan Gajaria	675,000	450,000	1,125,000
Timothy P. Glenn	675,000	450,000	1,125,000
Cornel B. Fuerer	540,000	360,000	900,000
*

Reflects the value the Committee considered when making the stock option and PSU awards, respectively, for 2020. These values differ slightly from the grant date fair value of equity awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table, which value the awards at the closing price of Corteva common stock on the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

Deductibility of Performance-Based Compensation

The Internal Revenue Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s applicable named executives. Prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) this limitation generally did not apply to compensation that met the tax code requirements for “qualifying performance-based” compensation. Following enactment of the Tax Act, the Company generally expects that compensation paid to our applicable named executives in excess of $1 million will not be deductible, subject to an exception for compensation provided pursuant to a binding written contract in effect as of November 2, 2017.

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COMPENSATION OF EXECUTIVE OFFICERS

2020 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2020. The NEOs for 2020 are Corteva’s CEO and Chief Financial Officer (“CFO”), and its next three most highly compensated executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
James C. Collins, Jr. Chief Executive Officer	2020	1,050,000	—	4,500,020	3,000,002	1,589,018	423,287	187,217	10,749,544
	2019	1,029,167	—	8,650,026	—	924,630	628,413	124,817	11,357,053
	2018	795,833	—	—	3,500,005	248,800	263,772	186,327	4,994,737
Gregory R. Friedman EVP, Chief Financial Officer	2020	675,000	—	870,008	580,003	605,340	—	138,955	2,869,306
	2019	652,083	1,162,000	2,987,530	—	424,575	—	69,100	5,295,288
	2018	462,000	—	—	500,007	115,692	—	73,971	1,151,670
Rajan Gajaria EVP, Business Platforms	2020	649,038	—	675,008	450,004	665,594	—	93,795	2,533,439
	2019	567,310	1,000,000	2,562,537	—	393,125	—	20,999	4,543,971
	2018	405,962	—	250,038	250,143	108,851	446,403	29,885	1,491,282
Timothy P. Glenn EVP, Chief Commercial Officer	2020	625,000	—	675,008	450,004	770,688	245,552	91,631	2,857,883
	2019	583,333	1,400,000	2,562,537	—	393,125	309,978	62,786	5,311,760
	2018	457,583	—	—	700,013	114,293	100,951	82,060	1,454,900
Cornel B. Fuerer SVP, General Counsel	2020	580,000	—	540,012	360,002	552,653	—	90,712	2,123,379
	2019	525,833	830,000	1,960,027	—	310,097	—	78,490	3,704,447

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

(1)

Amounts represent the payment of cash-based incentives awarded in 2018 by the Company’s predecessor to incentivize the timely Separation of Corteva and Dow from DowDuPont and the achievement of cost synergies.

(2)

Amounts represent the aggregate grant date fair value of RSU and PSU awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the Performance Share program, the value of the 2020 awards would be: Mr. Collins, $9,000,040; Mr. Friedman, $1,740,164; Mr. Gajaria, $1,350,016; Mr. Glenn, $1,350,016; and Mr. Fuerer, $1,080,024. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the respective year end. See “2020 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards”.

(3)

Amounts represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 in the year of grant. A discussion of the assumptions used in calculating these values can be found in Note 21 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2020.

(4)

Individual results for Non-Equity Incentive Plan Compensation are detailed in the “Annual Incentive Compensation” section of the CD&A and reflect income earned for performance achieved in the respective year.

(5)

This column reports the estimated change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. Corteva does not credit participants in the nonqualified plans with above-market earnings; therefore, no such amounts are reflected here.

(6)

Amounts shown in this column include Company contributions to both qualified and non-qualified defined contribution plans, as applicable, as well as the value of certain perquisites or other personal benefits. For a detailed discussion of the items and amounts reported in this column, refer to the “All Other Compensation” section of the narrative discussion following this footnote.

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the “Salary” column of the table above represent base salary earned during 2020.

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Stock Awards

Amounts shown in the “Stock Awards” column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. See 2020 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the “Option Awards” column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to 2020 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in this column of the table above represent cash-based annual incentives under the PRP. Refer to Our Annual Compensation Program — Annual Short-Term Incentives for a detailed discussion of the calculation of individual results for payouts under the PRP for our NEOs.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in this column of the table above represent the estimated change in the actuarial present value of accumulated benefits for each of the NEOs at the earlier of either age 65 or the age at which the NEO is eligible for an unreduced pension. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 20 (“Pension Plans and Other Post-Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2020. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2020 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, Corteva common stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company’s Retirement Savings Plan (“RSP”). Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2020 Summary Compensation Table.

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change in the present value from the prior measurement date of an NEO’s accumulated benefit as of the applicable pension measurement date.

All Other Compensation

Amounts shown in the “All Other Compensation” column of the table above include perquisites and personal benefits and Company contributions to both qualified and nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits(a)	Registrant Contributions to Qualified Defined Contribution Plans(b)	Registrant Contributions to Nonqualified Defined Contribution Plans(c)
James C. Collins, Jr.	$9,500	$25,650	$152,067
Gregory R. Friedman	39,993	25,650	73,312
Rajan Gajaria	—	25,650	68,145
Timothy P. Glenn	—	25,650	65,981
Cornel B. Fuerer	10,603	25,650	54,459

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COMPENSATION OF EXECUTIVE OFFICERS

(a)

Amounts for Messrs. Collins and Fuerer represent the value of financial counseling services provided to the executive at the Company’s expense and, for Mr. Friedman, represents both the value of financial counseling services ($13,364) and personal use of Company aircraft ($26,629). Corteva allows executives and directors to use its corporate aircraft for personal use for reasons of safety and for the Company’s preference and convenience. Due to COVID-19 personal flights for the NEOs were permitted in 2020 to reduce the executive’s, and where applicable their families’, threat of exposure, and to avoid potential exposure to other employees many of which are considered essential workers. The value of personal aircraft usage reported above is based on the actual direct operating costs for operating the aircraft, including jet fuel, maintenance, crew travel, catering, inflight wi-fi data usage, and airport related fees. Since the corporate aircraft are used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip-related hangar expenses.

(b)

Amounts represent Corteva’s match to the RSP on the same basis as provided to U.S. parent company employees, inclusive of those contributions made by DowDuPont under the plan prior to Separation. For 2020, the RSP provided a Company match of 100% of the first 6% of the employee’s contribution. Amounts also include an additional Company contribution of 3%.

(c)

Amounts represent Corteva’s match to the Retirement Savings Restoration Plan (“RSRP”) on the same basis as provided to U.S. parent company employees who fall above the applicable IRC limits. For 2020, the RSRP provided a Company match of 100% of the first 6% of the employee’s eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

2020 GRANTS OF PLAN-BASED AWARDS

The following table provides information on PRP awards, stock options and PSUs granted in 2020 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Collins, Jr.	1/1/2020	—	1,575,000	3,150,000	—	—	—	—	—	—
	2/21/2020	—	—	—	—	—	—	—	496,689	31.22	3,000,002
	2/21/2020	—	—	—	0	144,139	288,278	—	—	—	4,500,020
Gregory R. Friedman	1/1/2020	—	675,000	1,350,000	—	—	—	—	—	—
	2/21/2020	—	—	—	—	—	—	—	96,027	31.22	580,003
	2/21/2020	—	—	—	0	27,867	55,734	—	—	—	870,008
Rajan Gajaria	1/1/2020	—	625,000	1,250,000	—	—	—	—	—	—
	2/21/2020	—	—	—	—	—	—	—	74,504	31.22	450,004
	2/21/2020	—	—	—	0	21,621	43,242	—	—	—	675,008
Timothy P. Glenn	1/1/2020	—	625,000	1,250,000	—	—	—	—	—	—
	2/21/2020	—	—	—	—	—	—	—	74,504	31.22	450,004
	2/21/2020	—	—	—	0	21,621	43,242	—	—	—	675,008
Cornel B. Fuerer	1/1/2020	—	493,000	986,000	—	—	—	—	—	—
	2/21/2020	—	—	—	—	—	—	—	59,603	31.22	360,002
	2/21/2020	—	—	—	0	17,297	34,594	—	—	—	540,012

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent PRP award opportunities for 2020 under the OIP. A target PRP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO’s base salary. To the extent that the Committee approves changes to a NEO’s base salary or the PRP target (as a percentage of base salary) during a fiscal year, the PRP is designed such that the base salary and PRP target as a percentage of base salary in effect at the end of the fiscal year are assumed to have been in effect for the entire fiscal year. The Committee (and, in the case of the CEO, the Board) approved the PRP targets for our NEOs in February 2020 as shown above. The actual PRP payout for NEOs, which can range from 0% to 200% of target, is based on corporate financial performance and modified for individual performance as applicable. Refer to Compensation Discussion and Analysis — 2020 Compensation Decisions — Our Annual Compensation Program — Annual Short-Term Incentives for more details.

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COMPENSATION OF EXECUTIVE OFFICERS

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2020. Vesting is based upon performance against ROIC and Operating EPS growth targets. At the conclusion of the three-year performance period, the actual award, vested and delivered as Corteva common stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination only to the extent that the underlying awards vest based upon performance. For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

Grant Date Fair Value of Stock Options and Stock Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

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COMPENSATION OF EXECUTIVE OFFICERS

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options, as well as unvested RSUs and unearned PSUs, held by our NEOs at December 31, 2020. Market or payout values in the table below are based on the closing price of Corteva common stock as of that date. The table excludes equity awards denominated in securities of Dow and DuPont which were awarded by the Company’s predecessor.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
James C. Collins, Jr.	02/04/2015	27,837	—	32.36	02/03/2022	—	—	—	—
	02/03/2016	82,464	—	26.76	02/02/2026	—	—	—	—
	02/02/2017	131,943	—	34.68	02/01/2027	—	—	—	—
	02/15/2018	50,308	25,155	41.94	02/14/2028	—	—	—	—
	02/14/2019	—	—	—	—	123,957	4,799,605	—	—
	08/26/2019	—	—	—	—	—	—	108,546	4,202,901
	02/21/2020	—	496,689	31.22	02/20/2030			144,139	5,581,062
Gregory R. Friedman	02/04/2015	12,157	—	32.36	02/03/2022	—	—	—	—
	02/03/2016	21,638	—	26.76	02/02/2026	—	—	—	—
	02/02/2017	21,111	—	34.68	02/01/2027	—	—	—	—
	02/15/2018	7,186	3,594	41.94	02/14/2028	—	—	—	—
	02/14/2019	—	—	—	—	29,300	1,134,496	—	—
	08/26/2019	—	—	—	—	—	—	58,150	2,251,568
	02/21/2020	—	96,027	31.22	02/20/2030			27,867	1,079,010
Rajan Gajaria	02/14/2014	7,129	—	27.27	02/14/2024	—	—	—	—
	02/13/2015	5,760	—	28.86	02/13/2025	—	—	—	—
	02/12/2016	18,317	—	26.86	02/12/2026	—	—	—	—
	02/10/2017	13,897	—	35.72	02/10/2027	—	—	—	—
	02/15/2018	3,595	1,798	41.94	02/15/2028	1,161	44,954	—	—
	02/14/2019	—	—	—	—	22,538	872,681	—	—
	08/26/2019	—	—	—	—	—	—	53,843	2,084,801
	02/21/2020		74,504	31.22	02/20/2030	—	—	21,621	837,165
Timothy P. Glenn	02/04/2015	17,832	—	32.36	02/03/2022	—	—	—	—
	02/03/2016	32,788	—	26.76	02/02/2026	—	—	—	—
	02/02/2017	36,942	—	34.68	02/01/2027	—	—	—	—
	02/15/2018	10,062	5,031	41.94	02/14/2028	—	—	—	—
	02/14/2019	—	—	—	—	22,538	872,681	—	—
	08/26/2019	—	—	—	—	—	—	53,843	2,084,801
	02/21/2020	—	74,504	31.22	02/20/2030	—	—	21,621	837,165
Cornel B. Fuerer	02/02/2017	13,194	—	34.68	02/01/2027	—	—	—	—
	02/15/2018	5,749	2,875	41.94	02/14/2028	—	—	—	—
	02/14/2019	—	—	—	—	18,031	698,152	—	—
	08/26/2019	—	—	—	—	—	—	39,973	1,547,755
	02/21/2020	—	59,603	31.22	02/20/2030	—	—	17,297	669,740
(a)	Stock option awards vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.
(b)

RSUs granted under the OIP generally vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table. RSUs granted by the Company’s predecessor to Mr. Gajaria on February 15, 2018 will vest and be delivered on the third anniversary of the grant date.

(c)	Market values based on the December 31, 2020, closing stock price of $38.72 per share of Corteva common stock.
(d)

These PSUs reflect the number of shares deliverable at threshold performance. The actual number of shares to be delivered will be determined at the end of the respective performance period (December 31, 2021 or December 31, 2022, respectively).

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COMPENSATION OF EXECUTIVE OFFICERS

2020 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of Corteva common stock acquired upon the exercise of stock options and the vesting of RSUs during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Collins, Jr.	—	—	193,412	5,646,886
Gregory R. Friedman	18,326	151,556	14,391	442,598
Rajan Gajaria	—	—	20,552	623,756
Timothy P. Glenn	8,615	71,246	11,070	340,467
Cornel B. Fuerer	30,896	145,497	9,882	301,920

PENSION BENEFITS

The following table lists the pension program participation and actuarial present value of accumulated benefits for the NEOs under their respective defined benefit pension plan and associated plans, as of December 31, 2020, for each of the NEOs that participates. The plans in which Messrs. Collins and Glenn participate are plans that were assumed by the Company at Separation. Messrs. Friedman, Gajaria and Fuerer are not eligible to, and do not, participate in any defined benefit plan operated by the Company or any of its subsidiaries.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
James C. Collins, Jr.	Pension and Retirement Plan	33.7	1,945,729
	Pension Restoration Plan	33.7	6,901,834
Timothy P. Glenn	Pension and Retirement Plan	19.0	707,797
	Pioneer Hi-Bred International, Inc. GAP Retirement Plan	19.0	823,873

Narrative Discussion of Pension Benefits

The Pension and Retirement Plan

Messrs. Collins and Glenn participate in the Pension and Retirement Plan (the “Pension Plan”), a tax-qualified defined benefit pension plan that covers a majority of those of our U.S. employees who were employees of historical DuPont prior to Separation, except those hired or rehired by historical DuPont after December 31, 2006. The Pension Plan currently provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement. On November 30, 2018 (the “Effective Date”), the Company froze the pay and service amounts used to calculate pension benefits for then-active employees who were participants in the Pension Plan.

The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service. Mr. Collins, who is 58 years of age, participates in Title I of the Pension Plan. Under the provisions of Title I of the Pension Plan, employees are eligible for unreduced pensions when they reach age 58 with age plus service equal to or greater than 85.

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COMPENSATION OF EXECUTIVE OFFICERS

The primary pension formula under Title I of the Pension Plan provides a monthly retirement benefit equal to:

(1.5% of Average Monthly Compensation	×	Years of Service through 12/31/07)		-	[	50% of Monthly Primary Social Security Benefit	×	(	Years of Service through 12/31/07	/	Total Years of Service through the Effective Date	)	]

PLUS

(0.5% of Average Monthly Compensation	×	Years of Service from 1/1/2008 through the Effective Date	)	-	[	16.67% of Monthly Primary Social Security Benefit	×	(	Years of Service from 1/1/2008 through the Effective Date	/	Total Years of Service through the Effective Date	)	]

Average monthly compensation is based on the employee’s three highest-paid years or, if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus one-twelfth of an individual’s PRP award for the relevant year. Other bonuses are not included in the calculation of average monthly compensation. Compensation for service after the Effective Date is disregarded in determining the average monthly compensation.

Mr. Glenn participates in Title IV of the Pension Plan. Under the provisions of Title IV of the Pension Plan, employees are eligible for unreduced pensions when they reach normal retirement age of age 65 or older with at least five years of service. An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he is at least age 55 with at least 5 years of service. For participants with less than 30 years of service at retirement, the pension is reduced by 1/180 for each of the first 60 months prior to normal retirement age and reduced by 1/360 for each of the next 60 months that precede normal retirement age. For participants with 30 or more years of service at retirement, the pension is reduced by 1/400 for each month prior to normal retirement age.

The primary pension formula under Title IV of the Pension Plan provides a monthly retirement benefit equal to:

(1.10% of Final Average Earnings up to Integration Level	+	1.47% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement up to 35 years	×	Years of Credited Service Through 12/31/2011
	+						÷
1.00% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement

PLUS

(1.55% of Final Average Earnings up to Integration Level	+	0.735% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement up to 35 years	×	Years of Credited Service From 01/01/2012 Through the Effective Date
	+						÷
0.50% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement

Final Average Earnings are based on the employee’s 60 highest consecutive months of earnings out of the last 120 months prior to the earlier of termination of employment or the Effective Date. Compensation includes regular compensation plus bonuses. Integration Level is in accordance with Code guidance but in no event will it increase after the Effective Date.

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COMPENSATION OF EXECUTIVE OFFICERS

For the purpose of unreduced pension, employees’ age, and service post Effective Date until termination of employment, will be counted in determining the retirement eligibility. As of December 31, 2020, Mr. Collins was eligible for an unreduced pension. Mr. Glenn was not yet eligible for a reduced pension.

The Pension Restoration Plan and Pioneer Hi-Bred International Inc. GAP Retirement Plan

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit for Title I of the Pension Plan is paid under the Pension Restoration Plan (the “Pension Restoration Plan”), and the excess benefit for Title IV of the Pension Plan is paid under the Pioneer Hi-Bred International Inc. GAP Retirement Plan (the “Pioneer GAP Plan”), both unfunded non-qualified plans. The form of benefit under the Pension Restoration Plan for Mr. Collins would be a lump sum. The form of benefit under the Pioneer GAP Plan for Mr. Glenn would be a single life annuity. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 20 (“Pension Plans and Other Post-Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2020. All other assumptions are consistent with those used in Note 20, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on Corteva’s defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
James C. Collins, Jr.	101,378	152,067	78,622	—	1,732,958
Gregory R. Friedman	48,875	73,312	60,086	—	439,814
Rajan Gajaria	45,430	68,145	31,904	—	149,780
Timothy P. Glenn	105,075	65,981	254,500	—	1,096,344
Cornel B. Fuerer	143,117	54,459	131,633	—	934,929
(1)	Executive contributions are included in salary for 2020 in the Summary Compensation Table.
(2)	Company contributions are included in All Other Compensation for 2020 in the Summary Compensation Table.

Narrative Discussion of the Nonqualified Deferred Compensation Table

Corteva offers several nonqualified deferred compensation programs under which participants may voluntarily elect to defer some portion of base salary, PRP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the Retirement Savings Restoration Plan (“RSRP”), there are no Company contributions or matches. The RSRP was adopted to restore Company contributions that would be lost due to IRC limits on compensation under Corteva’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2020.

RSRP:

Under the RSRP, a NEO can elect to defer eligible compensation (generally, base salary plus PRP) that exceeds the regulatory limits ($285,000 in 2020) in increments of 1% up to 6%. Corteva matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. Corteva also makes an additional contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

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COMPENSATION OF EXECUTIVE OFFICERS

Management Deferred Compensation Program (“MDCP”):

Under the MDCP, a NEO can elect to defer the receipt of up to 60% of his/her base salary and/or PRP award. Corteva does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP, including Corteva common stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

In addition, under the MDCP, a NEO can elect to defer the receipt of 100% of his/her LTI awards (RSUs and/or PSUs). Corteva does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of Corteva common stock units with dividend equivalents credited as additional stock units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company maintains a Change in Control and Executive Severance Plan. For a description of the plan, see Components of Our Executive Compensation Program — Change in Control and Executive Severance Benefits.

Benefits provided under the plan are highlighted in the table below.

Benefit Element	Qualifying Termination Associated with a Change in Control	Qualifying Termination NOT Associated with a Change in Control
Severance benefit	Lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual PRP award	Lump sum cash payment equal to one and one-half times (two times for the CEO) the sum of the executive’s base salary and target annual PRP award
PRP in year of termination	Lump sum cash payment equal to the prorated portion of the executive’s target annual PRP award	Lump sum cash payment equal to the prorated portion of the executive’s target annual PRP award
Benefit continuation	Continued health and welfare benefits, financial counseling (as applicable) and outplacement services for two years (three years for the CEO)	Continued health and welfare benefits and outplacement services for one and one-half years (two years for the CEO)
Equity award treatment	Acceleration of all unvested equity awards, with unexercised stock options remaining exercisable for their full term	Treatment of awards subject to terms and conditions of each specific grant

Potential payments under the plan are reflected in the table below. The table also includes potential payments under the OIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs in age, years of service, date of hire, etc., and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminated on December 31, 2020, are entitled to receive any PRP awards for the 2020 performance year. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2020.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, Corteva’s stock price, and the executive’s age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by Corteva. See How We Manage Compensation Risk — Compensation Recovery Policy (Clawback) for further discussion.

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COMPENSATION OF EXECUTIVE OFFICERS

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2020, are outlined below. The value of long-term incentives which would accelerate or otherwise continue to vest as a result of the executive’s termination is based in part in reference to Corteva’s closing stock price of $38.72 on December 31, 2020, as reported on the New York Stock Exchange.

Name	Benefit	Termination without Cause or for Good Reason within 24 months following a Change in Control	Other Termination without Cause or for Good Reason(1)	Death or Disability	Voluntary Separation(2)
James C. Collins, Jr.	Severance(3)	$ 7,875,000	$ 5,250,000	$ —	$ —
	LTI Acceleration/Vesting(4)	18,308,736	10,423,422	12,906,867	10,423,422
	Health & Welfare Benefits(5)	38,040	23,420	—	—
	Outplacement & Financial Planning(6)	37,500	23,500	—	—
Gregory R. Friedman	Severance(3)	2,700,000	2,025,000	—	—
	LTI Acceleration/Vesting(4)	5,185,293	3,085,191	3,565,326	—
	Health & Welfare Benefits(5)	34,143	26,322	—	—
	Outplacement & Financial Planning(6)	23,500	17,900	—	—
Rajan Gajaria	Severance(3)	2,500,000	1,875,000	—	—
	LTI Acceleration/Vesting(4)	4,395,883	2,631,328	3,003,853	—
	Health & Welfare Benefits(5)	34,279	26,390	—	—
	Outplacement & Financial Planning(6)	4,500	3,650	—	—
Timothy P. Glenn	Severance(3)	2,500,000	1,875,000	—	—
	LTI Acceleration/Vesting(4)	4,353,427	2,588,871	2,961,396	—
	Health & Welfare Benefits(5)	23,420	20,960	—	—
	Outplacement & Financial Planning(6)	4,500	3,650	—	—
Cornel B. Fuerer	Severance(3)	2,146,000	1,609,500	—	—
	LTI Acceleration/Vesting(4)	3,362,669	1,999,054	2,297,074	—
	Health & Welfare Benefits(5)	34,068	26,284	—	—
	Outplacement & Financial Planning(6)	23,500	17,900	—	—
(1)

Generally, represents Company-initiated terminations not associated with a Change in Control, but in certain cases may also be applicable to terminations associated with mutually agreed retirements or succession plans.

(2)

Per the provisions of the Company’s Omnibus Incentive Plan (“OIP”), and of the terms and conditions of awards granted under the OIP, employees who voluntarily terminate their employment with the Company after having reached age 55, and who have a minimum of 10 years of service with the Company, are eligible to continue to vest in all or a portion of the outstanding equity awards they hold at the time of their separation.

(3)

Per the provisions of the Company’s Change in Control and Executive Severance Plan, amounts represent a lump sum payment equal to two times (or, in the case of the CEO, three times) the sum of an executive’s base salary plus target bonus in the case of a termination with respect to a Change in Control, or one and one-half times (two times, in the case of the CEO) the sum of the base salary plus target bonus in the case of a termination not with respect to a Change in Control. In each case, the plan also calls for a lump sum payment equal to the prorated portion of the executive’s target bonus in the year of termination (prorated for the number of months of service rendered during the year). However, because the Company’s PRP provides for the payment of any bonus earned by an eligible employee who is an active employee through the last day of the fiscal year, and because the table above assumes the termination of employment occurs on such date, the amount due under the Change in Control and Executive Severance Plan with respect to a prorated bonus in year of termination is not incremental to the PRP, and as such is not included in the amounts above.

(4)

In the case of termination with respect to a Change in Control, amounts include the value of all outstanding and unvested stock options, outstanding RSUs and outstanding and unearned PSUs, all of which immediately accelerate and become vested upon termination, with performance for the unearned PSUs deemed achieved at target performance levels. In the case of a termination without Cause or for Good Reason, amounts represent the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), as well as the value of all outstanding RSUs and of a prorated portion of outstanding PSUs, which would be earned at the end of the applicable performance period to the extent that performance metrics are achieved at a minimum of threshold performance levels. In the case of a termination related to Death or Disability, the amounts represent the value of all outstanding and unvested stock options and RSUs, as well as a prorated portion of unearned PSUs. In the case of a Voluntary Separation of employment, the amount for Mr. Collins represents the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), the value of all outstanding RSUs and a prorated portion of PSUs. For purposes of the table above, performance of the prorated PSUs is assumed at target.

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COMPENSATION OF EXECUTIVE OFFICERS

(5)

Amounts represent the value of the differential between the cost of health and welfare benefits available to employees under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at COBRA rates and the cost of those same benefits at current employee rates, the amount of which is payable to the executive for a period of months equal to the length of time implied by the severance multiple.

(6)

Represents the cost of outplacement services provided to executives during the period equal to the length of time implied by the severance multiple, in addition to the annual cost of financial counseling services over the same period, but only to the extent that the executive was actively participating in the financial counseling program at the time of their termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, no members of the Company’s People and Compensation Committee were an officer or employee of the Company or its subsidiaries. None of the executive officers serves as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or the People and Compensation Committee.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), as incorporated by reference from this Proxy Statement.

This report is submitted by the People and Compensation Committee.

Lamberto Andreotti (Chair)

Karen H. Grimes

Lois D. Juliber

Rebecca B. Liebert

Marcos M. Lutz

Kerry J. Preete

Lee M. Thomas

Patrick J. Ward

CEO PAY RATIO

To determine the pay ratio required by Item 402(u) of Regulation S-K, the Company first identified the median employee using our global employee population as of October 1, 2019, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. We did not exclude any employees from any countries, and we did not make any cost-of-living adjustments in identifying our median employee. We used a consistently applied compensation measure across our global employee population to calculate the median employee compensation. The consistently applied compensation measure we used was “base salary plus cash incentive compensation.”

In 2020, we utilized the same median employee identified previously. We determined the median employee’s annual total compensation using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K, and compared it to the total compensation of Mr. Collins, our CEO, as detailed in the Summary Compensation Table for 2020, to arrive at the pay ratio disclosed below.

Our CEO’s compensation for 2020, as reported in the Summary Compensation Table, was $10,749,544. The compensation of our median employee for 2020 was $88,083. Based upon the compensation for our CEO and median employee, our CEO to Median Employee Pay Ratio is 122:1.

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AGENDA ITEM 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk-taking. The Company’s executive compensation program is strongly aligned with the long-term interests of stockholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of named executive officers during fiscal year 2020.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the People and Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the People and Compensation Committee. However, the Board and the People and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

Accordingly, the Board of Directors and management ask stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED , that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

The next “say on pay” advisory vote will occur at the Company’s 2022 Meeting. The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

✔	AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION The Board of Directors recommends that you vote FOR this resolution.

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AGENDA ITEM 3:

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2021. In this Agenda Item 3, the Company is asking stockholders to ratify this selection.

Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of PwC to the Company’s stockholders for ratification. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

✔	AGENDA ITEM 3: ADVISORY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends that you vote FOR this resolution.

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AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC has served as the Company’s or its predecessor’s independent registered public accounting firm since 1946. Aggregate fees for professional services rendered by PwC for 2020 and 2019 are set forth in the table below.

	2020 (in thousands)	2019 (in thousands)
Audit fees(1)	$14,400	$18,300
Audit-related fees(2)	1,600	1,400
Tax fees(3)	150	50
All other fees(4)	50	50
Total	$16,200	$19,800
(1)

Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements, and certain periodic reports filed with the SEC. For 2019, audit fees also included technical matters related to the Separation.

(2)	Audit related fees related primarily to employee benefit audits, IT controls and compliance assessments, and other assurance related services.
(3)	Tax fees related primarily to tax compliance and advice.
(4)	All other fees primarily related to generic technical accounting information services and tools.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax, and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals, not in excess of $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2020, all services provided by PwC were approved by the Audit Committee.

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AGENDA ITEM 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements, and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board requirements. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2020 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2020.

AUDIT COMMITTEE

Patrick J. Ward, Chair

Klaus A. Engel

Karen H. Grimes

Marcos M. Lutz

Nayaki Nayyar

Gregory R. Page

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ADDITIONAL INFORMATION

FUTURE STOCKHOLDER PROPOSALS

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2022 Meeting, pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on November 26, 2021.

FUTURE ANNUAL MEETING BUSINESS

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2022 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 26, 2021, and the close of business on December 26, 2021. However, as provided in the Bylaws, different deadlines apply if the 2022 Meeting is called for a date that is not within 30 days before or after the anniversary of the 2021 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2021 Meeting and no later than the close of business on the later of the 90th day prior to the 2021 Meeting or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at www.investors.corteva.com/corporate-governance.

FUTURE DIRECTOR NOMINEES THROUGH PROXY ACCESS

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2022 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 27, 2021, and the close of business on November 26, 2021. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at www.investors.corteva.com/corporate-governance.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

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ADDITIONAL INFORMATION

ELECTRONIC DELIVERY OF PROXY MATERIALS

Stockholders may request proxy materials be delivered to them electronically in 2021 by visiting www.investordelivery.com. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

COPIES OF PROXY MATERIALS AND ANNUAL REPORT

The Notice and Proxy Statement and the Annual Report are posted on Corteva’s website at www.investors.corteva.com/corporate-governance and at www.proxyvote.com.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/CTVA2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side). CORTEVA, INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 974 CENTRE ROAD, BUILDING 735 WILMINGTON, DE 19805 D43377-P54858-Z79689 CORTEVA, INC. The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, and FOR Agenda Items 2 and 3. 1. Election of the 13 directors named in the Proxy Statement. For Against Abstain Nominees: 1a. Lamberto Andreotti For Against Abstain 1k. Gregory R. Page 1b. James C. Collins, Jr. 1c. Klaus A. Engel 1l. Kerry J. Preete 1d. David C. Everitt 1m. Patrick J. Ward 1e. Janet P. Giesselman 2. Advisory resolution to approve executive compensation of the Company’s named executive officers. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021. 1f. Karen H. Grimes 1g. Michael O. Johanns 4. Transaction of any other business as may properly come before the 2021 Meeting. 1h. Rebecca B. Liebert 1i. Marcos M. Lutz 1j. Nayaki Nayyar Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held May 7, 2021:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. D43378-P54858-Z79689 CORTEVA, INC. Annual Meeting of Stockholders May 7, 2021, 10:00 AM Eastern Time This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints James C. Collins, Jr., Gregory R. Page and Cornel B. Fuerer or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at theAnnual Meeting of Stockholders to be held on May 7, 2021 and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Corteva Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked. NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, or vote by Internet or telephone. The cut-off date for shares held in employee savings plans is April 29, 2021. The cut-off date for all other shares is May 6, 2021. Continued and to be signed on reverse side